                                                                   EXHIBIT 10.1

                  NOTE AND PREFERRED STOCK PURCHASE AGREEMENT
                  -------------------------------------------


          THIS NOTE and PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 14th day of May 1996, by and between Styles on Video, Inc., a Delaware corporation ("SOV"), Forever Yours, Inc., a California corporation ("FYI" and, together with SOV, the "Companies," provided that the term "Companies" shall not include Dycam, Inc.), and International Digital Investors, L.P., a Delaware limited partnership (the "Investor"). Unless otherwise indicated, defined terms in this Agreement and in the Exhibits and Schedules to this Agreement have the meanings assigned to them in Exhibit A.


                                    RECITALS
                                    --------

          WHEREAS, the Companies and the Investor entered into a Note and Preferred Stock Purchase Agreement, dated as of November 20, 1995 (the "Existing Note Agreement"), pursuant to which, among other things, (i) the Investor purchased from the Companies a $2,950,000 aggregate principal amount 10% Senior Note due June 30, 1998 of the Companies (the "Existing Notes"), (ii) the Investor purchased from SOV 500 shares of 10% Senior Series A Convertible Preferred Stock, $.001 par value per share, of SOV (the "Series A Preferred"), and (iii) the Investor received from SOV a Warrant Certificate dated as of November 20, 1995 (the "Existing Warrant Certificate") evidencing warrants (the "Existing Warrants") to purchase 3,914,882 shares of common stock, $.001 par value per share, of SOV (the "Common Stock");

          WHEREAS, the voting powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred were set forth in a certificate of designation dated as of November 9, 1995 (the "Series A Certificate of Designation");

          WHEREAS, the Series A Preferred and the Existing Warrants are subject to, and entitled to the benefits of, a Registration Rights Agreement, dated as of November 20, 1995 (the "Existing Registration Rights Agreement"), between SOV and the Investor;

          WHEREAS, to secure their obligations under the Existing Note Agreement, the Companies executed and delivered certain collateral documents in favor of the Investor (collectively, the "Existing Collateral Documents"), including the FYI Security Agreement, the SOV Security Agreement and the SOV Pledge Agreement (each as defined in the Existing Note Agreement);

          WHEREAS, to guaranty the other's obligations under the Existing Note Agreement, SOV executed and delivered the SOV Guaranty and FYI executed and delivered the FYI Guaranty (each as defined in the Existing Note Agreement, and collectively, the "Existing Guaranties");

          WHEREAS, the Companies and the Investor wish to provide in this Agreement for additional investments by the Investor and the Companies in an aggregate amount not to exceed the Total Additional Investment Amount;

          WHEREAS, in connection with the execution and delivery of this Agreement, the Companies and the Investor wish to, among other things, execute and deliver new collateral documents and guaranties and enter into the other transactions set forth in this Agreement and the other Additional Related Agreements.

          NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND FOR GOOD AND VALUABLE CONSIDERATION, THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.     Purchase and Sale of the Securities.
                 -----------------------------------

          1.1    Sale And Issuance of the Securities.
                 -----------------------------------

          (a) Subject to the terms and conditions of this Agreement (including, without limitation, Section 11.15), the Investor agrees to purchase, and the Companies agree to sell and issue to the Investor, on each Purchase Date, the principal amount of Additional Notes set forth with respect to such Purchase Date on Schedule 1.1 if (i) FYI shall have entered into Contracts with hospitals that are in full force and effect on such Purchase Date and that, in the aggregate, cover the minimum number of Approved Births set forth with respect to such Purchase Date on Schedule 1.1 and (ii) IDI shall have received evidence satisfactory to it (in its sole discretion) that the Net Revenues of the Companies for the month ending immediately prior to such Purchase Date is at least equal to the minimum amount set forth with respect to such Purchase Date on Schedule 1.1.

          IDI's obligation to purchase Additional Notes on any Purchase Date will be subject to the further conditions precedent that:

          (i) The representations and warranties contained herein and in the other Additional Related Agreements shall be true, correct and complete in all material respects on and as of such date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing, or would result from the consummation of the purchase of Additional Notes on such date, that would constitute a Default or an Event of Default;

          (iii) The Companies shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before such date;

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

          (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Investor from purchasing the Additional Notes to be purchased by it on such date; and

          (v)     Each of the conditions precedent set forth in Sections 6.3,
     6.4 and 6.16 shall have been satisfied on such date.

          Each of IDI's commitments to purchase Additional Notes on any Purchase Date is an independent and separate obligation and no purchase of Additional Notes on any Purchase Date shall imply or be construed to mean that IDI has any obligation to purchase Additional Notes on any other Purchase Date except upon satisfaction of the conditions precedent set forth in this Agreement.

          The aggregate amount of Additional Notes outstanding at any time shall not exceed the Total Additional Investment Amount, and the principal amount of Additional Notes required to be purchased by IDI on any Purchase Date will be reduced by an amount equal to the excess of (i) the aggregate amount of Additional Notes that would be outstanding if all of the Additional Notes otherwise required to be purchased on such date were so purchased over (ii) the Total Additional Investment Amount.

          Notwithstanding anything to the contrary contained in this Agreement, if all of the funds on deposit in the Escrow Account have not been released therefrom and paid to the Investor in accordance with Section 2.3(d) by August 10, 1996, then the Investor shall have no further obligation to purchase any Additional Notes on any subsequent Purchase Date.

          If, on any Purchase Date, the conditions precedent to the Investor's purchase of Additional Notes on such date are not met (i) the Investor shall have no further obligation to purchase the amount of Additional Notes scheduled for purchase and sale on such Purchase Date, (ii) the Total Additional Investment Amount shall be reduced by such amount of Additional Notes and (iii) the remaining Additional Notes shall be purchased by IDI on the remaining Purchase Dates subject to the respective conditions precedent with respect thereto as set forth herein.

          (b) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing and SOV agrees to sell and issue to the Investor at the Closing 500 shares of 10% Senior Series B Convertible Preferred Stock, $.001 par value per share, of SOV (the "Series B Preferred"), for a purchase price equal to $50,000, such Series B Preferred being convertible into shares of the Common Stock and having the voting powers, preferences, rights, qualifications, limitations and restrictions described in the certificate of designation attached hereto as Exhibit C (the "Series B Certificate of Designation").

          (c) Subject to the terms and conditions of this Agreement, the Investor shall receive and SOV agrees to issue to the Investor, in connection with the sale and issuance of the Additional Notes and the Series B Preferred and in consideration of the

Investor's purchase thereof, a Warrant Certificate in the form attached hereto as Exhibit D (the "Additional Warrant Certificate") evidencing warrants to purchase 53,848,131 shares of the Common Stock (the "Additional Warrants" and, together with the Additional Notes, the Series B Preferred and the Common Stock into which the Series B Preferred is convertible and the Additional Warrants are exercisable, the "Securities").

          (d) The management of the Companies shall have until May 28, 1996 to inform the Investor in writing of their desire to participate in the Management Participation Agreements on terms mutually agreed between such individuals and the Investor.

          1.2     Closing.  The purchase, sale and issuance of the Series B
                  -------
Preferred, the Additional Warrants and the initial tranche of the Additional Notes, shall take place at the offices of O'Melveny & Myers, 400 South Hope Street, Los Angeles, California 90071, at 10:00 A.M., on or before May 21, 1996 upon satisfaction of the conditions set forth in Sections 6 and 7, or at such other time or place as the Companies and the Investor mutually agree in writing (which time and place are designated as the "Closing"). At the Closing, the Companies shall deliver to the Investor (i) the Additional Notes being purchased by the Investor on such Purchase Date against delivery to the Companies by the Investor of bank checks, bank wires or personal checks satisfactory to the Companies in the amount of the purchase price therefor payable to the order of SOV and FYI, (ii) the Series B Preferred the Investor is purchasing against delivery to SOV by the Investor of bank checks, bank wires or personal checks satisfactory to the Companies in the amount of the purchase price therefor payable to the order of SOV, and (iii) the Additional Warrant Certificate evidencing the Additional Warrants. On each Purchase Date, if the conditions precedent to the Investor's purchase on such date are satisfied, the Companies shall deliver to the Investor the Additional Notes the Investor is purchasing on such date against delivery to the Companies by the Investor of bank checks, bank wires or personal checks satisfactory to the Companies in the amount of the purchase price therefor payable to the order of SOV and FYI.

          1.3    Use of Proceeds. The Companies will apply the proceeds from the
                 ---------------
sale of the Additional Notes (i) first to repay or prepay, as the case may be, all Temporary Loans in full, including all accrued and unpaid interest thereon, and (ii) second to repay existing accounts payable and accrued expenses of SOV (including amounts payable by SOV or FYI pursuant to Section 11.10), and for working capital of SOV, and to finance the development and ongoing operations of FYI. SOV will apply the proceeds from the sale of the Series B Preferred to finance ongoing working capital requirements.

          2.     Payment, Prepayment and Purchase of the Notes.
                 ---------------------------------------------

          2.1    Required Quarterly Repayments of the Notes.
                 ------------------------------------------

          (a)    Required Repayments of the Note.  On June 30, September 30 and
                 -------------------------------
December 31, 1997 and March 31, 1998 (so long as any Additional Notes shall remain outstanding), the Companies jointly and severally shall repay, and there shall become due and payable, an aggregate principal amount equal to the lesser of (i) 1/5 of the aggregate principal amount of Additional Notes outstanding on June 30, 1997, and (ii) the aggregate principal amount of the Additional Notes then outstanding. The last principal installment of the Additional Notes in an amount equal to the aggregate principal amount of the Additional Notes then outstanding, together with all accrued and unpaid interest thereon, shall become due and payable on June 30, 1998, the maturity date of the Additional Notes.

          (b) Interest on the Additional Notes shall be due and payable on the last day of each month commencing May 31, 1996, until the maturity of the Additional Notes (each an "Interest Payment Date"). Subject to the last sentence of this paragraph, however, at the option of the Companies, payment of the interest accruing on the outstanding Additional Notes and the Existing Notes during each month and due on each Interest Payment Date prior to December 31, 1996 may be deferred if during such month the Combined Operating Cash Flow was not positive. Such deferred interest will not bear interest prior to December 31, 1996, but, to the extent not theretofore paid, shall bear interest on and after December 31, 1996 at the rate applicable to the Additional Notes to the extent permitted by applicable law. Prior to December 31, 1996, all such deferred and current interest will be paid on a cumulative basis on each Interest Payment Date only to the extent that the Combined Operating Cash Flow in the month to which such Interest Payment Date corresponds was positive; provided that all such deferred, accrued and unpaid interest shall be paid in full on or before December 31, 1996. Interest due and payable on or after December 31, 1996 on any outstanding Additional Notes shall not be deferred. If the Companies elect to defer any portion of the interest due on any Interest Payment Date as provided above, the Companies shall provide the Investor at least 5 business days' written notice of such election and such notice shall set forth in reasonable detail the Operating Cash Flow during each month for which the Companies seek to defer interest and the amount of interest the Companies wish to defer and otherwise be satisfactory in form and substance to the Investor in its reasonable discretion.

          (c)    Obligation to Pay Full Amount.  Each repayment made pursuant to
                 -----------------------------
Section 2.1(a) shall be at 100% of the principal amount so to be repaid, together with interest accrued thereon to the date of such repayment, without premium. No prepayment or redemption of less than all of the Additional Notes pursuant to Section 2.2 or Section 2.3 shall relieve the Companies of their obligation to make the repayments of principal on the Additional Notes required by paragraph (a) of this Section 2.1.

          (d) If the date on which a payment of principal and/or interest on the Additional Notes pursuant to this Agreement and such Additional Notes is not a business day, such payment shall be made on the next succeeding business day and interest shall accrue during such period of extension.

          2.2    Optional Prepayments. The Companies may, at their option, at
                 --------------------
any time upon not less than 10 days' and not more than 30 days' prior written notice to each holder, on the date and in the amount specified in such notice, prepay the Additional Notes in whole or from time to time in part, each such prepayment to be made at the principal

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

amount of the Additional Notes so to be prepaid together with all interest deferred or accrued and unpaid on such principal amount to the date of prepayment, without premium.

          2.3.   Mandatory Redemption. The Companies hereby jointly and
                 --------------------
severally covenant and agree that:

          (a) Upon the receipt of any proceeds from the issuance of equity of SOV or FYI (other than equity issued to management pursuant to a management incentive plan approved by the holder or holders of more than 50% of the outstanding principal amount of the Existing Notes and Additional Notes and other than equity issued to the holders of the Existing Notes and Additional Notes) they will immediately apply 100% of such proceeds (net of reasonable costs of issuance) (i) first to the redemption of the Additional Notes then outstanding at a redemption price equal to the principal amount of the Additional Notes together with all accrued and any deferred and unpaid interest thereon through the date of redemption, without premium, and then (ii) to the redemption of the Existing Notes in accordance with the terms of the Existing Note Agreement.

          (b) Upon the receipt of any proceeds of sales and other dispositions of assets by either of the Companies (other than (i) sales of inventory in the ordinary course of business , (ii) sales of obsolete or worn out equipment in the aggregate amount of up to $10,000 per fiscal year to the extent that the proceeds of such sales are used to purchase replacement equipment, or (iii) such other exceptions as may be approved from time to time by the holder or holders of more than 50% of the outstanding principal amount of the Existing Notes and the Additional Notes), they will immediately apply 100% of such proceeds (net of reasonable out-of-pocket expenses) (i) first to the redemption of the Additional Notes then outstanding at a redemption price equal to the principal amount of the Additional Notes being redeemed together with all accrued and any deferred and unpaid interest thereon through the date of redemption, without premium, and then (ii) to the redemption of the Existing Notes in accordance with the terms of the Existing Note Agreement.

          (c) Upon the receipt of any tax refunds from any domestic or foreign taxing authority by either of the Companies, the Companies shall immediately apply 100% of the proceeds of such refunds (i) first to the redemption of the Additional Notes then outstanding at a redemption price equal to the principal amount of the Additional Notes being redeemed, together with all accrued and any deferred and unpaid interest thereon through the date of redemption, without premium, and then (ii) to the redemption of the Existing Notes in accordance with the terms of the Existing Note Agreement.

          (d) Upon release of the Gross Cash Proceeds of the Accounting Claims from the Escrow Account, such amounts will immediately be paid to the Investor and the Investor shall (i) apply an amount in the aggregate equal to 60% of the Net Cash Proceeds from the 1993 Claim and 75% of the Net Cash Proceeds from the 1994 Claim (such aggregate amount is hereinafter referred to as the "Prepayment Amount") (A) first to the redemption of the Additional Notes then outstanding at a redemption price equal to the principal amount of the Additional Notes being redeemed, together with all accrued and any deferred and unpaid interest thereon through the date of redemption, without premium, and (B) second to the redemption of the Existing Notes in accordance with the terms of the Existing Note Agreement, (ii) retain an amount equal to all fees and expenses for which the Companies are obligated pursuant to clause (a) of Section 11.10 (including but not limited to the reasonable fees and expenses of O'Melveny & Myers, counsel to the Investor) for which the Companies shall have theretofore received invoices and (iii) deliver to SOV an amount equal to the Attorneys' Fees to be used by SOV to pay such Attorneys' Fees. If no Event of Default has occurred and is then continuing, any proceeds remaining after such application shall be delivered to the Companies to be used by the Companies first to pay the reasonable fees and disbursements of their counsel, Christensen, White, Miller, Fink, Jacobs, Glaser & Shapiro L.L.P. as invoiced on or before such date, and then for other authorized corporate purposes. If an Event of Default has occurred and is then continuing, the Investor shall apply the remaining proceeds in accordance with the applicable security agreements (i) first to the redemption of all Additional Notes, if any, then due and payable as a result of such Event of Default or otherwise become due, at a redemption price equal to the principal amount thereof, together with all accrued, deferred and unpaid interest thereon to the date of redemption, and then (ii) to the redemption of the Existing Notes in accordance with the terms of the Existing Note Agreement. Upon the written request of the Companies, given within 30 days of the date on which the Gross Cash Proceeds of the Accounting Claims are released from the Escrow Account, the Investor shall, within 5 business days of receipt of such request, provide to the Companies a written accounting of the application of such proceeds.

          2.4    Right to Put.
                 ------------

          (a)    Granting of Put to Holders of Additional Notes.  The Companies
                 ----------------------------------------------
hereby give and grant to each holder of Additional Notes the option, right and privilege (such option, right and privilege herein collectively referred to as the "Right to Put") to require the Companies upon or after the occurrence of a Put Event (unless such occurrence or event shall receive prior approval by the holders of more than 50% of the outstanding principal amount of the Additional Notes) to purchase from such holder on the terms and conditions hereinafter set forth, and the Companies jointly and severally agree so to purchase from such holder, for an amount equal to the principal amount of the Additional Notes together with deferred and accrued and unpaid interest thereon through the date of such purchase, without premium, that amount of Additional Notes specified by such holder.

          (b)    Granting of Put to Holders of Series B Preferred.  SOV hereby
                 ------------------------------------------------
gives and grants to each holder of Series B Preferred the option, right and privilege (such option, right and privilege herein collectively referred to as the "Right to Put") to require SOV upon or after the occurrence of a Put Event (unless such occurrence or event shall receive prior approval by the holders of more than 50% of the outstanding Series B Preferred) to purchase from such holder on the terms and conditions hereinafter set forth, and SOV agrees so to purchase from such holder, for an amount equal to the liquidation preference of the Series B

Preferred together with accrued and unpaid dividends through the date of such purchase, without premium, that amount of Series B Preferred specified by such holder.

          (c)    Exercise of Put.  Within five days after the occurrence of a
                 ---------------
Put Event (unless such occurrence shall receive prior approval as contemplated in Section 2.4(a) and (b)), the Companies shall give each holder of Additional Notes and each holder of Series B Preferred written notice thereof describing the Put Event, and the facts and circumstances surrounding the occurrence thereof, in reasonable detail. At any time prior to 30 days after any holder of Additional Notes or any holder of Series B Preferred shall receive such notice, such holder may exercise its Right to Put by delivering to the Companies a notice of sale (a "Notice of Sale") substantially in the form of Exhibit E hereto (with appropriate insertions based on whether the Notice of Sale is delivered by a holder of Additional Notes or a holder of Series B Preferred). If a holder of Additional Notes shall deliver a Notice of Sale, the Companies shall purchase the amount of Additional Notes specified by such holder in the Notice of Sale on the date specified in such notice (which shall not be less than ten days after delivery of such Notice of Sale), and such holder shall sell such Additional Notes to the Companies without recourse, representation or warranty (other than as to such holder's full right, title and interest to such Additional Notes free of any adverse claim therein) at a price, payable in immediately available funds by wire transfer to the account specified in such notice, equal to the principal amount of the Additional Notes together with all deferred and accrued and unpaid interest thereon through the date of such purchase, without premium. If a holder of Series B Preferred shall deliver a Notice of Sale, SOV shall purchase the amount of Series B Preferred specified by such holder in the Notice of Sale on the date specified in such notice (which shall not be less than ten days after delivery of such Notice of Sale), and such holder shall sell such Series B Preferred to SOV without recourse, representation or warranty (other than as to such holder's full right, title and interest to such shares of Series B Preferred free of any adverse claim therein) at a price, payable in immediately available funds by wire transfer to the account specified in such notice, equal to the liquidation preference of the Series B Preferred, together with accrued and unpaid dividends through the date of such purchase, without premium.

          (d)    Put Event.  For the purposes of this Section 2.4, a "Put Event"
                 ---------
shall mean the occurrence or continuation of any of the following events:

                 (i) a sale of either of the Companies to or a consolidation or merger of either of the Companies with any other Person (other than a merger of FYI into SOV) or a sale, lease, transfer or other disposition of all or substantially all of either Companies' properties or assets (whether now owned or hereafter acquired) to any other Person in one or a series of related transactions; or

                 (ii) any transaction or series of transactions (whether by purchase of existing shares of common stock, issuance of shares of common stock, merger, consolidation or otherwise, except as a result of issuance or transfer of the Existing Warrants, the Arnold

                         Warrants or the Additional Warrants, exercise of the Existing Warrants, the Arnold Warrants, the Additional Warrants, the Settlement Warrants, the Independent Committee Warrants or the Shutler Warrants, options previously issued pursuant to management incentive plan as set forth on Schedule 3.2(d) and options issued pursuant to management incentive plans which have been approved in writing by holders of 50% or more of the Existing Notes and the Additional Notes, or conversion of the Series A Preferred or the Series B Preferred) the result of which is that any Person or group of Persons other than the Investor (or the holders of 50% or more of the outstanding Series A Preferred or the Series B Preferred or 50% or more of the outstanding principal amount of the Existing Notes or the Additional Notes) becomes the beneficial owner (as such term is defined in the federal securities laws), directly or indirectly, of 10% or more of the common stock of either of the Companies; or

                 (iii) the closing of the offering by either of the Companies of its securities for sale to the investment public pursuant to an effective registration statement.

          2.5    Allocation of Partial Repayments, Prepayments and Redemptions.
                 -------------------------------------------------------------
In the case of each partial repayment, prepayment or redemption of the Additional Notes, the principal amount of the Additional Notes to be repaid, prepaid or redeemed shall be allocated among the Additional Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore repaid, prepaid or redeemed.

          3.     Representations and Warranties of the Companies.  The Companies
                 -----------------------------------------------
hereby represent and warrant, jointly and severally, to the Investor that:

          3.1    Organization, Good Standing and Qualification.  Each of SOV and
                 ---------------------------------------------
Dycam, Inc., a Delaware corporation and Subsidiary of SOV ("Dycam"), is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (provided that Dycam's good standing status is dependent upon payment of certain delinquent franchise taxes, which the Companies are informed and believe Dycam has taken or is taking action to pay or otherwise correct its tax status), FYI is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and each of the Companies and Dycam has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Each of SOV and Dycam is duly qualified to transact business and is in good standing in California and each of the Companies and Dycam is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          3.2    Capitalization.
                 --------------

          (a)    Capitalization of SOV. The authorized capital of SOV consists,
                 ---------------------
or will consist prior to the Closing, of:

                 (i) 1,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"), of which 500 shares have been designated Series A Preferred (all of which are issued and outstanding), and of which 500 shares have been designated Series B Preferred (none of which are issued and outstanding). No other shares of Preferred Stock have been issued and are outstanding or have been authorized or reserved for issuance

                 (ii) 10,000,000 shares of Common Stock, of which 4,505,332 shares are issued and outstanding.

          (b)    Capitalization of FYI. The authorized capital of FYI consists,
                 ---------------------
or will consist prior to the Closing, of 10,000,000 shares of common stock, no par value per share, of which 100,000 shares are issued and outstanding.

          (c)    Capitalization of Dycam.  The authorized capital of Dycam
                 -----------------------
consists, or will consist prior to the Closing, of:

                 (i) 1,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding.

                 (ii) 19,000,000 shares of common stock, par value $0.01 per share, of which 3,120,836 shares are issued and outstanding.

          (d)    Agreements for the Purchase of Shares.  Except for (i) the
                 -------------------------------------
conversion privileges of the Series A Preferred and the Series B Preferred, (ii) the Existing Warrants, the Additional Warrants, the Arnold Warrants, the Shutler Warrants, the Independent Committee Warrants, and the Settlement Warrants and
(iii) the options issued pursuant to the SOV management incentive plan and other SOV stock option plans, in each case, as set forth on Schedule 3.2(d), there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from any of SOV, FYI or Dycam of any shares of any of their capital stock and, except for the Existing Note Agreement, this Agreement, the Arnold Warrant, the Shutler Warrants, the Independent Committee Warrants, and the Settlement Warrants, none of SOV, FYI and (to the best knowledge of the Companies) Dycam have made any commitment or incurred any obligation to issue any such options, warrants, rights or agreements. None of the options, warrants, rights or agreements for the purchase or acquisition from any of SOV, FYI or Dycam of any shares of any of their capital stock (other than the Series A Preferred, the Series B Preferred, the Existing Warrant, the Additional Warrants, the Shutler Warrants, the Independent Committee Warrants and the Arnold Warrants) are entitled to, or have the benefit of, anti-dilution rights.

          3.3    Subsidiaries.
                 ------------

          (a) SOV presently owns of record and beneficially (i) 80% of the issued and outstanding capital stock of FYI (with the balance of such capital stock being owned of record by Dana Arnold), (ii) 1,916,667 shares, representing approximately 61%, of the issued and outstanding capital stock of Dycam and
(iii) 100% of the issued and outstanding capital stock of Styles Servicing, Inc., a California corporation ("Styles"). Other than its interests in Styles, FYI and Dycam, SOV does not presently own or control, directly or indirectly, any interest in any other corporation, association, partnership or other business entity. None of FYI, Dycam nor Styles presently owns or controls, directly or indirectly, any interest in any other corporation, association, partnership or other business entity.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary owned by SOV has been validly issued and is owned by SOV free and clear of any Lien, except for the Lien on the shares of FYI stock conveyed to the Investor pursuant to the Existing Pledge Agreement, the Lien on the shares of Dycam stock conveyed to Dycam and any Lien on the Dycam common stock granted to the Investor.

          (c)    Styles has no material assets or business.

          3.4    Authorization. All corporate action on the part of the
                 -------------
Companies necessary for the authorization, execution and delivery of this Agreement, the Additional Notes and the Additional Related Agreements and the performance of all of their obligations hereunder and thereunder, the adoption of the Series B Certificate of Designation and the authorization of the filing of the Series B Certificate of Designation with the Delaware Secretary of State, and the authorization, issuance and delivery of the Additional Notes, the Additional Warrants and the Series B Preferred being sold hereunder has been taken or will be taken on or prior to the Closing. This Agreement and the Additional Related Documents constitute, and the Additional Notes when issued, sold and delivered pursuant to Section 1.1(a) will constitute, the valid and legally binding obligations of the Companies, enforceable jointly and severally against the Companies in accordance with their terms. The Series B Certificate of Designation will be duly filed and become effective in the State of Delaware prior to the Closing. The Series B Preferred and the Additional Warrants, when issued, sold and delivered at the Closing, shall constitute the valid and legally binding obligations of SOV, enforceable against SOV in accordance with their terms.

          3.5    Valid Issuance of Preferred and Common Stock.
                 --------------------------------------------

          (a) The outstanding shares of the Common Stock have been duly authorized, issued and delivered and are validly outstanding, fully paid and nonassessable.

          (b) The Series B Preferred and the Additional Warrants, when issued, sold and delivered at the Closing in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable.

          (c) The Common Stock issuable upon conversion of the Series A Preferred and the Series B Preferred and upon exercise of the Existing Warrants and Additional Warrants, has been, or will be prior to October 31, 1996 duly and validly reserved for issuance, and, upon issuance in accordance with the applicable conversion or exercise terms thereof, will be duly and validly issued, fully paid and nonassessable. Based in part upon the representations of the Investor in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws. Neither the Companies nor anyone acting on behalf of either of them has taken, or will take, any action that would subject the issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

          3.6    Governmental and Regulatory Consents.  No consent, approval,
                 ------------------------------------
order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Companies is required in connection with the consummation of the transactions contemplated by this Agreement, the Additional Related Agreements and the Series B Certificate of Designation, except for the filings pursuant to applicable state and federal securities laws, and filings necessary to perfect Liens in favor of the Investor.

          3.7    Litigation.  There is no action, suit, proceeding or
                 ----------
investigation pending or, to the best knowledge of each of the Companies, currently threatened against either of the Companies or Dycam which (i) questions the validity of this Agreement or the Additional Related Agreements or the right of either of the Companies to enter into it or them, or to consummate the transactions contemplated hereby or thereby, (ii) might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of either of the Companies or Dycam, financially or otherwise, except as set forth in Schedule 3.7A or (iii) might result in any change in the current equity ownership of either of the Companies or Dycam (except for the shares of Common Stock issuable upon exercise of the Settlement Warrants), nor are the Companies aware of the existence of any basis for any matter described in the foregoing clauses (i), (ii) or (iii). Schedule 3.7A includes, without limitation, any actions pending or threatened (or any basis therefor known to either of the Companies) involving the prior employment of any of the Companies' or Dycam's employees, their use in connection with the businesses of the Companies or Dycam of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Except as set forth on Schedule 3.7A, neither of the Companies nor Dycam is a party or subject to the provisions of any order (except as imposed by laws of general application), writ, injunction, judgment or decree (except as imposed by laws of general application) of any court or government agency or instrumentality. Except as set forth in Schedule 3.7B, there is no action, suit, proceeding or investigation of either of the Companies or Dycam currently pending or which either of the Companies or Dycam intends to initiate, which would be material to either of the Companies or Dycam or their businesses.

          3.8    Patents and Trademarks. Except as set forth in Schedule 3.8, to
                 ----------------------
the best knowledge of each of the Companies, the Companies and Dycam have sufficient title and ownership of all Proprietary Rights material to their businesses as now conducted and as proposed to be conducted and such Proprietary Rights do not conflict with or infringe upon the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor are the Companies or Dycam bound by or a party to any options, licenses or agreements of any kind with respect to the Proprietary Rights of any other person or entity that could be material to their businesses. Except as set forth in Schedule 3.8, neither of the Companies nor Dycam has received any communications alleging that either of the Companies or Dycam has violated or, by conducting their businesses as proposed, could violate any of the Proprietary Rights of any other person or entity. Neither of the Companies nor Dycam is aware that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree (except as imposed by laws of general application) or order (except as imposed by laws of general application) of any court or administrative agency, that could interfere with the use of his or her best efforts to promote the interests of the Companies and Dycam or that could conflict with their businesses as proposed to be and as currently conducted. To the best knowledge of each of the Companies, there is no material violation by any Person of any right of either of the Companies or Dycam with respect to any Proprietary Rights owned or used by either of the Companies or Dycam.

          3.9    Compliance With Other Instruments.  Except as set forth on
                 ---------------------------------
Schedule 3.9, neither of the Companies nor, to the best knowledge of each of the Companies, Dycam is in violation or default of (i) any provisions of their respective charters or bylaws, or (ii) any instrument, judgment, order, writ or decree by which any of them is bound. Neither of the Companies nor, to the best knowledge of each of the Companies, Dycam is in violation or default of any provisions of any contract to which it is a party or by which it is bound (except for such violations under the Existing Note Agreement previously disclosed to the Investor in writing) or of any provision of any federal or state statute, rule or regulation applicable to any of them, which violation or default would be materially adverse to any of them or any of their businesses. The execution, delivery and performance of this Agreement, the Additional Notes and the Additional Related Agreements and the consummation of the transactions contemplated hereby and thereby, and the adoption and filing with the Delaware Secretary of State of the Series B Certificate of Designation, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, contract, statute, rule or regulation or an event which results in the creation of any material lien (except for liens securing the Additional Notes), charge or encumbrance upon any assets of either of the Companies or Dycam.

          3.10   Agreements; Action.
                 ------------------

          (a) Except as set forth in Schedule 3.10A or the Binders, there are no agreements, understandings, instruments or contracts to which either of the Companies is a party or by which either of them is bound which involve (i) obligations of, or payments by either of the Companies in excess of $50,000, other than obligations with respect to compensation under employment or consulting agreements previously disclosed to the Investor in writing, (ii) the license of any patent, copyright, trademark, tradename, trade secret or other Proprietary Right of the companies, (iii) material obligations to any of the companies' officers, directors or affiliates or (iv) any other agreement material to the business, operations or prospects of either of the Companies.

          (b) Except as set forth in Schedule 3.10B or the Binders, since February 29, 1996, neither of the Companies nor Dycam has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $100,000 in the aggregate, other than obligations under the Existing Note Agreement, this Agreement or the Temporary Loans or with respect to compensation under employment or consulting agreements (including the Existing Arnold Employment Agreement, the Amended and Restated Employment Agreement and the Brymarc Consulting Agreement), (iii) made any loans or advances to any person, other than ordinary advances for travel expenses or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than
(A) the sale of its inventory in the ordinary course of business and (B) the sale of worn-out or obsolete equipment in the ordinary course of business in an aggregate amount not exceeding $5,000 to the date hereof.

          (c) Neither of the Companies nor Dycam is a party to or is bound by any contract, agreement or instrument, or subject to any restriction under its charter or bylaws, that materially and adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

          3.11   Disclosure. The Companies believe that they have fully provided
                 ----------
the Investor with all of the information which the Investor has requested for deciding whether to purchase the Additional Notes, the Series B Preferred and the Additional Warrants.

          3.12   Information. Neither this Agreement, the Additional Related
                 -----------
Agreements nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or, when considered as a whole, omits to state a material fact necessary to make the statements herein or therein not misleading.

          3.13   Registration Rights. Except as granted to the Investor under
                 -------------------
the Amended and Restated Registration Rights Agreement, to Eugene Shutler pursuant the Shutler Consulting Agreement, to Ann Ehringer pursuant to the grant of the Independent Committee Warrants and to Dana Arnold pursuant to the Arnold Registration Rights Agreement, SOV has not granted or agreed to grant any registration rights, including piggyback rights, to any Person.

          3.14   Corporate Documents.  The charter and bylaws of each of the
                 -------------------
Companies and Dycam, together with the Series B Certificate of Designation, are in the form previously provided to the Investor and to counsel to the Investor.

          3.15   Title to the Property and Assets.  Each of the Companies and
                 --------------------------------
Dycam owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except for liens securing obligations under the Existing Note Agreement, this Agreement and the Temporary Loans and such other encumbrances and liens which are described on Schedule 3.15. With respect to the property it leases, each of the Companies and Dycam is in compliance with such leases and holds a valid leasehold interest free of any material liens, claims or encumbrances.

          3.16   Employee Benefit Plans.
                 ----------------------

          (a) Schedule 3.16 sets forth all employee benefit plans, as defined in Section 3(3) of ERISA, that are sponsored or contributed to by either of the Companies or Dycam covering employees or former employees of any of them ("Employee Benefit Plans") and all material benefit arrangements, that are not Employee Benefit Plans, including each arrangement providing for insurance coverage, workers' compensation benefits, incentive bonuses, deferred bonus arrangements and equity compensation plans maintained by either of the Companies or Dycam covering employees, or former employees ("Benefit Arrangements").

          (b) Neither of the Companies nor Dycam sponsors, maintains or contributes to, or has an obligation to contribute to, or, within the five years prior to the Closing, maintained, contributed to or was required to contribute to, any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA. Neither of the Companies nor Dycam sponsors, maintains or contributes to, or has incurred an obligation to contribute to or, within the five years prior to the Closing, maintained, contributed to or was required to contribute to, any Multiemployer Plan. No employee benefit plan has participated in, engaged in or been a party to any non-exempt "prohibited transaction" (as defined in ERISA or the Code) and neither of the Companies nor (to the best knowledge of the companies) Dycam has incurred any liability for taxes under Code Sections 4971, 4972,4975, 4976, 4977, 4979, 4980 or 49808, or for penalties under ERISA Section 502(c)(i) or
(1), with respect to any Employee Benefit Plan. No officer, director or employee of either Company or (to the best knowledge of the Companies) Dycam has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Benefit Plan.
There is no violation of any reporting or disclosure requirement imposed by ERISA or the Code with respect to any Employee Benefit Plan. Each Employee Benefit Plan and Benefit Arrangement has at all times prior hereto been maintained in all material respects, by its terms and in operation, in accordance with its terms and all applicable laws.

          (c) With respect to each Employee Benefit Plan and Benefit Arrangement, other than ordinary claims for benefits pursuant to terms of any Employee Benefit Plan or Benefit Arrangement, there is no claim pending or, to the best knowledge of either of the Companies, threatened, against or involving any Employment Benefit Plan or Benefit Arrangement by any Person or any governmental authority.

          3.17   Tax Returns and Payments.  Except as set forth in
                 ------------------------
Schedule 3.17, (i) each of the Companies and Dycam has filed all tax returns and reports as required by law, (ii) these returns and reports are true and complete in all material respects and (iii) each of the Companies and Dycam has paid all taxes and other assessments due prior to the time penalties would accrue thereon. The provision for taxes of each of the Companies and Dycam reflected on their most recent financial statements is adequate for taxes due or accrued as of the date thereof.

          3.18   Insurance.  Each of the Companies and Dycam has in full force
                 ---------
and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow each of them to replace any of their properties that might be damaged or destroyed.

          3.19   Minute Books.  Except as set forth in Schedule 3.19, the minute
                 ------------
books of each of the Companies included in the Binders, together with the certified resolutions delivered at the Closing, contain an accurate and appropriate summary of all meetings of directors, committees and stockholders since the time of incorporation through the Closing and reflect all transactions referred to in such minutes accurately in all material respects or contain an accurate and complete summary of all material decisions and actions.

          3.20   Labor Agreements and Actions. Neither of the Companies nor
                 ----------------
Dycam is bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best knowledge of each of the Companies, has sought to represent any of the employees of either of the Companies or Dycam. Except as set forth on Schedule 3.20, there is no strike or other labor dispute involving either of the Companies or Dycam pending, or to the best knowledge of each of the Companies threatened, which could have a material adverse effect on the assets, financial condition, operating results, business or prospects of either of the Companies or Dycam (as each such business is presently conducted and as it is proposed to be conducted), nor are either of the Companies aware of any labor organization activity involving any of their or Dycam's employees. Neither of the Companies is aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with either of the Companies or Dycam, nor do either of the Companies have a present intention to terminate the employment of any of the foregoing.

          3.21   Financial Statements.  The Companies have delivered to the
                 --------------------
Investor the audited consolidated and consolidating financial statements (balance sheet, statement of operations and (consolidated only) statement of cash flows) of SOV and its subsidiaries (including FYI and Dycam) at and for the year ended December 31, 1994, the unaudited consolidated and consolidating financial statements (balance sheet and statement of operations) of SOV and its subsidiaries (including FYI and Dycam) at and for the year ended December 31, 1995, and the unaudited consolidated and consolidating financial statements (balance sheet and statement of operations) of SOV and its subsidiaries (including FYI and Dycam) at and for the two-month period ended February 29, 1996 (the "Financial

Statements). The Financial Statements are complete and correct in all material respects, subject to the absence of footnotes, the absence of a statement of cash flows and normal year-end adjustments in the case of the February 29, 1996 financial statements, and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and are consistent as between audited and unaudited financial statements. The Financial Statements accurately set out and describe the financial condition and operating results of the Companies and Dycam as of the dates, and for the periods, indicated therein, subject, in the case of the February 29, 1996 financial statements, to the absence of footnotes, the absence of a statement of cash flows and normal year-end audit adjustments. Except as set forth in the Financial Statements, the Companies and Dycam have no liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to February 29, 1996 and (b) obligations under contracts and commitments incurred in the ordinary course of business, which, individually or in the aggregate, are not material to the assets, financial condition, operating results, business or prospects of the Companies or Dycam.

          3.22   Changes.  Since February 29, 1996, other than as disclosed in
                 -------
the Schedules hereto, including Schedule 3.22, and in the Binders, there has not been:

          (a) any change in the assets, liabilities, financial condition or operating results of either of the Companies or Dycam from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse;

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, financial condition, operating results, prospects or businesses of either of the Companies or Dycam (as such businesses are presently conducted and as they are proposed to be conducted);

          (c) any waiver by either of the Companies or Dycam of a valuable right or of a material debt owed to it, except as set forth in the Dycam Override Deferral Agreement;

          (d) any change or amendment to a material contract or agreement by which either of the Companies or Dycam or any of their assets is bound or subject (except for the extension of the Dycam Note and the amendments to the Existing Note Agreement and Existing Related Agreements as expressly contemplated by this Agreement);

          (e) any material change in any compensation arrangement or agreement with any employee (except as expressly contemplated by this Agreement, including the Shutler Consulting Agreement); or

          (f) to the best knowledge of each of the Companies, any other event or condition of any character which might materially and adversely affect the assets, financial condition, operating results, businesses or prospects of either of the Companies or Dycam (as such businesses are presently conducted and as they are proposed to be conducted).

          3.23   Voting-Arrangements.  To the best knowledge of each of the
                 -------------------
Companies, there are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of the Companies or Dycam relating to the voting of their respective shares.

          3.24   Status Under Certain Statutes.  Neither of the companies nor
                 -----------------------------
Dycam is subject to regulation under the Investment Company Act of 1940, as amended, or any other statute that limits the ability of the Companies or Dycam to incur indebtedness.

          3.25   No Default.  Except as set forth in Schedule 3.9, no Default or
                 ----------
Event of Default exists and neither of the Companies has entered into any transaction since February 29, 1996 that would have been prohibited by Sections 8.1, 8.4, 8.5, 8.7. 8.8 and 8.9 of this Agreement had such Sections applied since such date.

          3.26   Margin Regulations. No part of the proceeds from the sale of
                 ------------------
the Securities hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G, Regulation X or Regulation T of the Board of Governors of the Federal Reserve System (the "Margin Regulations") or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve either of the Companies or any broker or dealer in a violation of the Margin Regulations. Margin stock does not constitute more than 10% of the value of the consolidated assets of SOV and its Subsidiaries and neither of the Companies has any present intention that margin stock will constitute more than 10% of the value of such assets.

          4.     Representations and Warranties of the Investor.  The Investor
                 ----------------------------------------------
hereby represents and warrants to the Companies that:

          4.1    Authorization.  The Investor represents that it has full power
                 -------------
and authority to enter into this Agreement. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

          4.2    Purchase Entirely for Own Account.  Except as contemplated in
                 ---------------------------------
connection with the Management Participation Agreements, the Securities will be acquired for investment for the Investor's own account or for the account of one or more limited partners of the Investor, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. By executing this Agreement, except for possible transfers to limited partners of the Investor who have acknowledged these representations and warranties as applied to each of them (and which do not exceed ten), the Investor further represents that other than as contemplated in connection with the Management Participation Agreements the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          4.3    Investment Experience.  The Investor and each limited partner
                 ---------------------
of the Investor is an investor in securities of companies in the development stage and acknowledges

(and has been advised by each limited partner of the Investor) that it is able to fend for itself, can bear the economic risk and complete loss of its investment and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Securities.

          4.4    Restricted Securities.  The Investor understands that the
                 ---------------------
Securities it is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Companies in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. In this connection the Investor represents that it is familiar with (and has been advised by each limited partner of the Investor that it is familiar with) Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          4.5    Legends.  It is understood that the certificates evidencing the
                 -------
Securities may bear the legends set forth on the respective Exhibits.

          4.6    Accredited Investor.  The Investor is (and has been advised by
                 -------------------
each limited partner of the Investor that it is) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          5.     State Securities Laws.
                 ---------------------

          5.1    Corporate Securities Law.
                 ------------------------

          (a) THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTIONS 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.

          (b) THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE DEPARTMENT OF BANKING AND FINANCE, DIVISION OF SECURITIES AND INVESTOR PROTECTION, OF THE STATE OF FLORIDA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 517.061 OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT.

          6.     Conditions of the Investor's Obligations at Closing.  The
                 ---------------------------------------------------
obligations of the Investor under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing (and on each subsequent Purchase Date in the case of Sections 6.3, 6.4 and 6.16) of the following conditions (including, without limitation, the conditions set forth in Section 6.25 with respect to the documents, certificates and agreements required to be delivered pursuant to the other conditions in this Section 6):

          6.1    Representations and Warranties.  The representations and
                 ------------------------------
warranties of the Companies contained in this Agreement shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date.

          6.2    Performance.  The Companies shall have performed and complied
                 -----------
with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such date.

          6.3    Compliance Certificate.  An authorized officer of each of the
                 ----------------------
Companies shall deliver to the Investor on each Purchase Date a certificate certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled and stating that there has been no adverse change in the business, affairs, prospects, operations, assets or financial condition of the Companies or (to their knowledge) Dycam since February 29, 1996 or the date of the last Compliance Certificate, whichever is later.

          6.4    Qualifications. Each of the Commissioner of Corporations of the
                 --------------
State of California and Department of Banking and Finance, Division of Securities and Investor Protection, shall have issued a permit qualifying the offer and sale of the Securities to the Investor pursuant to this Agreement, or such offer and sale shall be exempt from such qualification under each of the California Corporate Securities Law of 1968, as amended, and the Florida Securities and Investor Protection Act, as amended.

          6.5    Timeliness.  The Closing shall have occurred by May 21, 1996.
                 ----------

          6.6    Proceedings and Documents.  All corporate and other proceedings
                 -------------------------
in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and the Investor's counsel, and the Investor shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

          6.7    Opinion of Companies' Counsel.  The Investor shall have
                 -----------------------------
received from Christensen, White, Miller, Fink, Jacobs, Glaser & Shapiro LLP, counsel for the Companies, an opinion, dated as of the Closing, in form and substance satisfactory to the Investor (in its sole discretion).

          6.8    Registration Rights. The parties hereto shall have executed and
                 -------------------
delivered the Amended and Restated Registration Rights Agreement substantially in the form attached hereto as Exhibit G (the "Amended and Restated Registration Rights Agreement").

          6.9    Collateral and Other Documents.  The Investor shall have
                 ------------------------------
received (i) the Security Agreement (FYI) between FYI and the Investor, substantially in the form attached hereto as Exhibit H (the "Additional FYI Security Agreement"), executed by FYI, (ii) the Security Agreement (SOV) between SOV and the Investor, substantially in the form attached hereto as Exhibit I (the "Additional SOV Security Agreement"), executed by SOV, (iii) the Guaranty
(FYI) of obligations of SOV, substantially in the form attached hereto as Exhibit J (the "Additional FYI Guaranty"), executed by FYI, (iv) the Guaranty
(SOV) of obligations of FYI, substantially in the form attached hereto as Exhibit K (the "Additional SOV Guaranty"), executed by SOV, (v) the Pledge Agreement in respect of stock of FYI and Styles, substantially in the form attached hereto as Exhibit L (the "Additional SOV Pledge Agreement"), executed by SOV, (vi) notices of security interest in deposit accounts, in form satisfactory to the Investor, addressed to each financial institution in respect of each deposit account of SOV and FYI, executed by SOV and FYI, respectively,
(viii) notice of security interests in insurance policies and rights thereunder, in form satisfactory to the Investor, addressed to each insurance company in which SOV or FYI has potential insurance claims, executed by SOV and FYI, respectively, and (ix) notices of security interests in trademarks and patents, in respect of any material trademarks or patents of SOV or FYI, executed in appropriate form by SOV and FYI for filing in the U.S. Trademark and Patent Offices. The Investor shall also have such other agreements, documents and certificates necessary in the judgment of the Investor to perfect all Liens granted to the Investor pursuant to the Additional Related Agreements and to consummate the transactions contemplated by this Agreement and the Additional Related Documents.

          6.10   Cancellation of FYI Shares and Issuance of Arnold Warrant;
                 ----------------------------------------------------------
Satisfaction of Minority Interest Adjustment Agreement.  Dana I. Arnold
- ------------------------------------------------------
("Arnold"), the owner of 20% of the shares of FYI, shall have surrendered to FYI for cancellation all of the shares of common stock of FYI held by him in exchange for a warrant certificate issued by SOV, substantially in the form attached hereto as Exhibit M (the "Arnold Warrant"), evidencing warrants to purchase 7,747,449 shares of the Common Stock, subject to adjustments in the event of the consummation of a Topping Offer transaction. Arnold shall have executed and delivered a receipt for the Arnold Warrant which receipt shall acknowledge that the requirements of the Minority Interest Adjustment Agreement, dated as of November 20, 1995, among the Companies and Arnold have been fully satisfied.

          6.11   [Intentionally left blank].

          6.12   Financial Statements; Information.  The Companies shall have
                 ---------------------------------
delivered to the Investor such annual and quarterly financial information and financial projections as shall be satisfactory to the Investor.

          6.13   Dycam Agreements.  The Extension Agreement (as defined in the
                 ----------------
Existing Note Agreement), pursuant to which Dycam agreed to extend to a date on or after December 31, 1998 repayment of all outstanding indebtedness owed by SOV to Dycam pursuant to the terms of that certain promissory note and pledge agreement dated as of January 25, 1995 (collectively, the "Dycam Note") and the related agreements shall be in full force and effect. Dycam and SOV shall also have executed and delivered an override deferral agreement substantially in the form attached as Exhibit N (the "Dycam Override Deferral Agreement"). The Investor shall also receive evidence satisfactory to it that the Dycam Override Deferral Agreement was duly approved by all the directors of Dycam not affiliated with the Investor.

          6.14   Employment Agreement and Consulting Agreements.  Arnold shall
                 ----------------------------------------------
have executed and delivered to FYI the Amended and Restated Arnold Employment Agreement, dated the date of the Closing, in the form attached hereto as Exhibit O (the "Amended and Restated Arnold Employment Agreement"), and such Amended and Restated Arnold Employment Agreement shall be in full force and effect. Each of the Companies and Brymarc Management shall have executed and delivered the Brymarc Management Consulting Agreement in the form attached hereto as Exhibit P (the "Brymarc Consulting Agreement"), and each of the Companies and Eugene Shutler shall have executed and delivered the Shutler Consulting Agreement in the form attached hereto as Exhibit Q (the "Shutler Consulting Agreement").

          6.15   Additional Securities.  SOV shall have filed the Series B
                 ---------------------
Certificate of Designation in substantially the form attached hereto as Exhibit D with the Delaware Secretary of State. The Investor shall have been issued (i) 500 shares of the Series B Preferred, with such rights, privileges and preferences as shall be set forth in the Series B Certificate of Designation, and (ii) the Additional Warrant Certificate evidencing the Additional Warrants.

          6.16   AMEX Status.  Except as set forth on Schedule 6.16, the AMEX
                 -----------
shall not have indicated, to the Investor or SOV, that it intends to (or is likely to) disapprove the transactions contemplated by this Agreement (including without limitation any indication that the agreement to issue and the issuance of the Additional Warrants and the Series B Preferred, and the Common Stock issuable upon exercise of the Additional Warrants and the conversion of the Series B Preferred, will violate any rule or policy of the AMEX (including without limitation Section 713 and Section 122)) or that it intends to (or is likely to) refuse to permit or otherwise deny recommencement of trading of the outstanding Common Stock on the American Stock Exchange.

          6.17   Litigation Status.  (a) The dispute relating to the Accounting
                 -----------------
Claims shall have been settled pursuant to a written agreement (the "Settlement Agreement") upon terms and conditions satisfactory to the Investor (in its sole discretion), the Gross Cash Proceeds of such Accounting Claims shall have been deposited into an escrow account (the "Escrow Account") established pursuant to an escrow agreement (the "Escrow Agreement"), in form and substance satisfactory to the Investor (in its sole discretion), with an escrow agent satisfactory to the Investor (in its sole discretion) and to which agreement the Investor shall be a party, and each of the Settlement Agreement and the Escrow Agreement shall provide:

               (i) that the Investor and CPA Mutual Insurance Company of America Risk Retention Group, acting jointly, shall have sole dominion and control over the Escrow Account and the exclusive right to direct and control the escrow agent on all matters related to the Escrow Account (it being understood that the Companies shall have no right to control or direct such escrow agent except that the Investor shall consult with the Companies with respect to the investment of amounts held in the Escrow Account);

               (ii) for the release of such funds and payment thereof to the Investor in accordance with Section 2.3(d) immediately upon settlement of the pending shareholder litigation; and

               (iii) that the Investor shall have a first priority lien (subject to the liens thereon previously granted to the Investor and to Pacific Capital Group, Inc. or as otherwise set forth on Schedule 6.17) in the Escrow Account and all rights of the Companies therein, which lien is hereby granted.

          (b) The Investor shall be satisfied, in its sole judgment, that the terms of the settlement of the pending shareholder litigation are final and binding upon all parties and that the final documentation of that settlement will be promptly completed.

          6.18   Freezing of Benefit Plans.  Subject to Sections 8.15 and 8.16,
                 -------------------------
the Companies shall have caused all Employee Benefit Plans and Benefit Arrangements, except for the health insurance plan and life insurance plan, to be frozen at their current levels at both SOV and FYI.

          6.19   [Intentionally Omitted]

          6.20   Board Approvals.  The Investor shall have received evidence
                 ---------------
satisfactory to it that the transactions contemplated in this Agreement and the other Additional Related Agreements have been unanimously approved by the respective Boards of Directors of SOV and FYI and, to the extent applicable, those members of Dycam's Board of Directors who are not affiliated with the Investor.

          6.21   Business Plan.  The Investor shall have received the Business
                 -------------
Plan which shall be in form and substance satisfactory to the Investor.

          6.22   Existing Note Agreement. The Existing Note Agreement shall have
                 -----------------------
been amended and restated in form and substance satisfactory to the Investor (the "Amended and Restated Note Purchase Agreement") such that the provisions therein shall not conflict with the provisions set forth in this Agreement and the other Additional Related Agreements.

          6.23   Existing Warrant Certificate.  The Existing Warrant Certificate
                 ----------------------------
shall have been amended and restated substantially in the form of the Amended and Restated Warrant Certificate attached hereto as Exhibit R (the "Amended and Restated Series A Warrant Certificate").

          6.24   Incumbency and Officer's Certificates and Good Standing
                 -------------------------------------------------------
Certificates.  The Investor shall have received in form and substance
- ------------
satisfactory to it such incumbency certificates, officer's certificates and good standing certificates as are reasonably requested by the Investor.

          6.25   Changes to Forms of Documents.  The agreements, certificates,
                 -----------------------------
notices and other documents required to be executed and delivered as a condition to the Closing shall, in each case, contain such changes, modifications or language as shall be mutually agreed upon by the Investor and the Companies from the date of this Agreement and prior to the Closing (it being understood that such agreements, certificates, notices and other documents remain subject to negotiation prior to the Closing).

          6.26   Schedules.  All schedules to this Agreement and the other
                 ---------
Additional Related Agreements shall have been delivered to the Investor and shall be in form and substance satisfactory to the Investor (in its sole discretion).

          7.     Conditions of the Companies' Obligations at Closing and at each
                 ---------------------------------------------------------------
Purchase Date.  The obligations of the Companies to the Investor under this
- -------------
Agreement are subject to the fulfillment on or before each Purchase Date of the following conditions:

          7.1    Representations and Warranties.  The representations and
                 ------------------------------
warranties of the Investor contained in Section 4 hereof shall be true on and as of such date with the same effect as though such representations and warranties had been made on and as of such date.

          7.2    Payment of Purchase Price. The Investor shall have delivered
                 -------------------------
the purchase prices specified in Section 1.1(a) for the Securities being purchased on such date.

          7.3    Blue Sky Qualification.  The Companies shall have received a
                 ----------------------
permit qualifying the offer and sale to the Investor of the Additional Notes, the Series B Preferred, the Additional Warrants and the underlying Common Stock or such offer and sale shall be exempt from such qualification under each of the California Corporate Securities Law of 1968, as amended, and the Florida Securities and Investor Protection Act, as amended.

          7.4    Waiver of Defaults. The Investor shall have waived all Events
                 ------------------
of Default under the Existing Note Agreement and the Temporary Loans through the Closing Date.

          8.     Covenants.  The Companies covenant and agree that from the date
                 ---------
of this Agreement to the Closing and thereafter so long as any Additional Notes shall be outstanding:

          8.1    Limitations on Liens.  The Companies will not, directly or
                 --------------------
indirectly, create, incur, assume, permit to subsist or agree to provide any Lien upon any of the property of the Companies, whether now owned or hereafter acquired, except:

                 (a)   Permitted Liens;

                 (b)   Liens presently securing Existing Secured Debt.

                 (c) Liens on furniture, fixtures and equipment securing purchase money Debt in an aggregate amount (including any Existing Secured Debt of this kind) as shall not be greater than the corresponding amount on the last day of the fiscal quarters set forth below:


                 June 30, 1996                 $1,200,000
                 September 30, 1996            $1,450,000
                 December 31, 1996             $1,700,000
                 March 31, 1997                $1,900,000
                 June 30, 1997                 $2,100,000
                 September 30, 1997            $2,250,000
                 December 31, 1997             $2,300,000
                 March 31, 1998                $2,800,000
                 June 30, 1998                 $3,300,000

                 (d)   Liens securing the Existing Notes and the Additional
     Notes.

          8.2   Maintenance of Certain Financial Conditions. The Companies will
                 -------------------------------------------
cause the following financial conditions to exist at all times:

                 (a) Consolidated Net Worth shall equal or exceed -$3,540,000 on December 31, 1996 and -$3,230,000 on December 31, 1997;

                 (b) Consolidated Net Worth shall not be less than the corresponding amount on the last day of any two consecutive fiscal quarters ending on the dates set forth below:

                 Quarters ending                Amount
                 ---------------                ------

                 June 30, 1996                 -$3,950,000
                 September 30, 1996            -$4,490,000
                 December 31, 1996             -$4,720,000
                 March 31, 1997                -$4,850,000
                 June 30, 1997                 -$4,870,000
                 September 30, 1997            -$4,700,000
                 December 31, 1997             -$4,300,000
                 March 31, 1998                -$3,800,000
                 June 30, 1998                 -$3,300,000

                 (c) EBITDA of FYI shall equal or exceed -$2,000,000 for the year ended December 31, 1996 and -$1,130,000 for the year ended December 31, 1997.

                 (d) EBITDA of FYI shall not be less than the corresponding amount during any two consecutive fiscal quarters ending on the dates set forth below:

                 Quarters ending                   Amount
                 ---------------                   ------

                 June 30, 1996                  -$740,000
                 September 30, 1996             -$410,000
                 December 31, 1996               $ 40,000
                 March 31, 1997                  $ 93,000
                 June 30, 1997                   $175,000
                 September 30, 1997              $286,000
                 December 31, 1997               $445,000
                 March 31, 1998                  $615,000
                 June 30, 1998                   $785,000

          8.3    Limitations on Debt.  Neither of the Companies will incur,
                 -------------------
create, issue, assume or guarantee any Debt except:

                 (a)   Debt under the Existing Notes and the Additional Notes;

                 (b)   Debt secured by a Lien permitted by Section 8.1; and

                 (c)   Debt existing on the date hereof and listed on Schedule
                                                                      --------
8.3.
- ---

          8.4    Consolidations Merger, Sale of Assets, etc.  Neither SOV nor
                 ------------------------------------------
FYI shall (or permit Dycam to) voluntarily liquidate or dissolve, or (whether in a single transaction or a series of transactions) consolidate or merge with any other Person, or permit any other Person to consolidate or merge with any of them, or sell, lease, transfer or otherwise dispose of all or substantially all of any of their properties or assets (whether now owned or hereafter acquired) to any other Person, except that each of SOV and FYI may consolidate with or merge into, or sell its assets as an entirety or substantially as an entirety to, any other Person if the successor formed by such consolidation or the survivor of such merger or the Person that acquires such assets is a solvent corporation, partnership or limited liability company which shall be organized under the laws of, any state of the United States of America and, if SOV or FYI, as the case may be, is not such corporation, partnership or limited liability company, such corporation, partnership or limited liability company (i) shall have executed and delivered to each holder of any Existing Notes and Additional Notes its assumption of the due and punctual payment of the principal of, and premium (if any) and interest on the Existing Notes and Additional Notes according to their tenor, and the due and punctual performance and observance of the obligations of the Companies under this Agreement and under the Existing Notes and Additional Notes, the Series A Preferred and Series B Preferred and the Existing Warrants and Additional Warrants, and (ii) shall have caused to be delivered to each holder of any such Existing Notes and Additional Notes a favorable opinion of counsel, such opinion and counsel to be reasonably satisfactory to the holders of at least 66-2/3% in unpaid principal amount of the Existing Notes and Additional Notes then outstanding, to the effect that all agreements and instruments effecting such assumption are enforceable in accordance with their terms (subject to customary exceptions) and comply with the terms hereof; provided, however, that at the
                                              --------  -------
time of and immediately after giving effect to any such merger, consolidation, sale, lease or other disposition, no Event of Default or Default shall have occurred and be continuing. No sale or other disposition permitted by this
Section 8.4 shall in any event release the Companies or any successor corporation, partnership or limited liability company that shall theretofore have become such in the manner prescribed in this Section 8.4 from any of its obligations and liabilities under this Agreement, the Existing Note Agreement and the Existing Notes and Additional Notes, except that a sale of all assets shall release such Company or any successor corporation, partnership or limited liability company that shall theretofore have become such in the manner prescribed in this Section 8.4 from all of its obligations under this Agreement, the Existing Note Agreement, the Existing Notes and Additional Notes.

          8.5    Nature of Business. Neither FYI nor SOV will engage in any line
                 ------------------
of business in which it is not currently engaged, cease engaging in a business in which it is currently engaged or otherwise alter its manner of conducting business from that existing as of the date hereof, except that each of FYI and SOV may engage in activities that are ancillary, incidental or necessary to each of their ongoing businesses as presently conducted or as conducted from time to time, and except to the extent that SOV shall be permitted to wind down its beauty imaging division.

          8.6    Capital Expenditures. The Companies will not permit
                 --------------------
Consolidated Capital Expenditures for any fiscal year to exceed $4,000,000.

          8.7    Limitation on Investments, Loans and Advances. The Companies
                 ---------------------------------------------
will not, and will not permit any of their Subsidiaries to, make any advances or loans to, or other Investments in, any other Person other than ordinary advances for travel expenses and advances in payment of salaries already earned and other than for loans between the

Companies in the ordinary course of business in an aggregate amount not exceeding $10,000 in any fiscal year.

          8.8    Restricted Payments.  The Companies will not, directly or
                 -------------------
indirectly, declare or make any Distribution, except that FYI may make Distributions to SOV to meet its obligations under this Agreement, the Existing Note Agreement, the Additional Notes and the Existing Notes.

          8.9    Transactions with Affiliates.  The Companies will not, and will
                 ----------------------------
not permit any Subsidiary to, directly or indirectly, engage in any transactions with any Affiliate of the Companies (an "Affiliate Transaction"), other than transactions entered into in the ordinary course of business pursuant to the reasonable requirements of the Companies' or such Subsidiary's business and upon fair and reasonable terms that are no less favorable to the Companies or such Subsidiary, as the case may be, than would be obtainable at the time on an arms-length basis from Persons that are not Affiliates. Notwithstanding the foregoing, (i) any Affiliate Transaction exceeding $100,000 in value must be approved by a majority of the directors of SOV who are not employed by SOV or any of its Affiliates, and (ii) should such Affiliate Transaction exceed $1,000,000 in value, the opinion of a recognized appraisal or valuation firm that the transaction is fair to the Companies from a financial point of view shall be obtained.

          8.10   Charter and Bylaws.  The Companies will not amend or otherwise
                 ------------------
modify the charter or bylaws of either Company without the prior written consent of the holder or holders of more than 50% of the outstanding principal amount of the Additional Notes.

          8.11   [Intentionally left blank.]

          8.12   Information.  The Companies will deliver to the Investor:
                 -----------

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of SOV (or, in the case of the 1995 fiscal year, 270 days after the end of such fiscal year), an audited consolidated balance sheet of SOV and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and cash flow, for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by a report thereon of independent public accountants of nationally recognized standing, together with consolidating statements of FYI and Dycam;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of SOV, a consolidated balance sheet of SOV and its subsidiaries as of the end of such quarterly period and the related consolidated statement of operations for such period and (in the case of the second and third such quarterly periods) for the portion of the fiscal year ended with the last day of such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, together with consolidating statements of FYI and Dycam, all certified (subject to normal year-end adjustments) as to fairness of presentation, consistency and, except for the absence of footnotes, generally accepted accounting principles by the chief financial officer or the chief accounting officer of SOV;

          (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of each of the companies (i) setting forth in reasonable detail the calculations required to establish whether the Companies were in compliance with the requirements of Sections 8.1(c), 8.2 and 8.6, on the date of such financial statements and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Companies are taking or propose to take to cure such Default or Event of Default;

          (d) within five business days after any officer of either of the Companies obtains knowledge of any Default or Event of Default, a certificate of the chief financial officer or the chief accounting officer of the Companies setting forth the details thereof and the action which the Companies are taking or propose to take with respect thereto;

          (e) promptly upon the filing or receipt thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and other reports which SOV or Dycam shall have filed with the Securities and Exchange Commission;

          (f) promptly upon the release or receipt thereof, copies of any press release issued by either of the Companies or Dycam;

          (g) within five business days after any officer of either of the Companies becomes aware of the threat or commencement of any litigation, or any material development in any pending or future litigation, against either of the Companies, Dycam or Styles, that includes allegations of damages in excess of $100,000 or that otherwise could have a material adverse effect on the assets, operations, prospects or financial condition of any of them, notice providing reasonable details about the threat or commencement of such litigation or providing reasonable details on such material development;

          (h) within five business day after any officer of either of the Companies becomes aware of the threat or commencement of any suspension of trading or delisting of Common Stock (or any adverse position asserted by AMEX in connection with pending efforts to terminate such suspension), notice providing reasonable details about such threat, commencement or adverse position; and

          (i) such other financial and other information as any holder of the Additional Notes may reasonably request.

          8.13   Inspection.  Upon reasonable notice and at the Investor's
                 ----------
expense in the absence of an Event of Default, the Companies shall permit any holder of the Additional Notes, the Series B Preferred or the Additional Warrants, at such reasonable times as may be requested by such holder, to examine the Companies' books of account and records, to inspect the Companies' properties and to discuss the Companies' affairs, finances and accounts with its officers and auditors.

          8.14   Payment of Notes: Maintenance of Books and Office.  The
                 -------------------------------------------------
Companies will duly and punctually pay the principal of, premium (if any) and interest on the Additional Notes in accordance with the terms of the Additional Notes and this Agreement. The Companies will maintain a system of accounting established and administered in accordance with GAAP, keep proper books of record and account in which full, true and correct entries are made of its business transactions, and set aside appropriate reserves, all in accordance with GAAP. The Companies will each maintain a principal office at a location in the United States of America where notice, presentations and demands in respect of this Agreement and the Additional Notes may be made upon them and will notify, in writing, each holder of an Additional Note of any change of location of such office; and such office shall be maintained at 667 Rancho Conejo Boulevard, Newbury Park, California 91320, until such time as the Companies shall so notify the holders of the Additional Notes of any such change.

          8.15   Incentive Plan.  Subject to the approval of the holder or
                 --------------
holders of at least 50% of the outstanding Existing Notes and Additional Notes, which approval shall not be unreasonably withheld, SOV shall either amend its existing incentive stock option plan or implement a new incentive stock option plan or both for the benefit of management and employees, which plan or plans shall (together with the existing incentive stock option plans) cover approximately 6 1/2% of SOV's fully diluted equity, including all Common Stock and all preferred stock, options or warrants which can be exercised or converted to Common Stock. SOV's Board of Directors shall, on or before October 31, 1996, authorize such actions as are necessary to implement such plan or plans.

          8.16   Other Benefit Plans.  The Companies agree to use their best
                 -------------------
efforts to implement revised Employee Benefit Plans and Benefit Arrangements, with approval by the appropriate boards of directors after the Closing, taking into consideration the present financial condition, financial projections and business plans of the Companies and Dycam, which revised Employee Benefit Plans and Benefit Arrangements shall not be adopted without the approval of the holder or holders of more than 50% of the outstanding principal amount of the Existing Notes and Additional Notes, which approval shall not be unreasonably withheld. As long any Existing Notes and Additional Notes remain outstanding, the Companies shall not take or omit to take any action with respect to any Employee Benefit Plans or Benefit Arrangements that would render the representations and warranties set forth in Section 3.16(b) false or incorrect or breached in any material respect if such representations and warranties were made on a continuing basis after the Closing.

          8.17.  Reservation of Additional Shares.  On or prior to October 31,
                 --------------------------------
1996, SOV shall take all corporate action, and the shareholders of SOV shall have taken all shareholder action, in each case, necessary to authorize and reserve for issuance a number of shares of Common Stock at least equal to the number of shares of Common Stock into which the Series A Preferred and the Series B Preferred may be converted and for which the Existing Warrants, the Additional Warrants, the Shutler Warrants, the Arnold Warrants and the Independent Committee Warrants may be exercised.

          9.     Topping Transaction.
                 -------------------

          (a) The Companies shall have 39 days from May 14, 1996 to solicit offers (each a "TOPPING OFFER") of investment or financing, the terms of which shall be equally as or more favorable to the Companies than the terms of the investments in the Companies being made by the Investor pursuant to this Agreement and the Additional Related Documents. Each bidder shall submit with its Topping Offer a $250,000 deposit (the "Bid Deposit"), which shall be credited toward the consideration offered in the case of the winning bid and returned, without interest, in every instance of a losing bid; provided that the Bid Deposit in the case of the Investor shall be in the form of a credit against amounts owed by the Companies to the Investor. Notwithstanding the foregoing, the Companies shall have the following additional periods to consider and respond to any Topping Offer submitted (along with the Bid Deposit) during such initial 39 day period: 3 days to consider any Topping Offer; a further 3 day period within which to solicit additional bids, if any, from the existing bidders; and 3 days to choose a winning bid and notify the winning bidder (the end of such 48 day period being the "Topping Period Termination Date"). The approval of one or more independent directors of the Companies' respective boards of directors will be required to accept a Topping Offer. If a Topping Offer is accepted on or before the Topping Period Termination Date, the Companies may consummate the Topping Offer transaction if such Topping Offer
                                                       --
transaction provides for each of the following, and each of the following shall have occurred on or before the closing of such Topping Offer transaction:

          (i) the repayment in full of all outstanding principal of and deferred, accrued and unpaid interest on the Existing Notes and Additional Notes to the date of such repayment;

          (ii) the redemption in full of all the Series A Preferred and the Series B Preferred in accordance with the provisions of the Series A Certificate of Designation for the Series A Preferred and the Series B Certificate of Designation for the Series B Preferred;

          (iii) the payment to the Investor by federal wire transfer in immediately available funds or cashiers or certified check of $200,000; and

          (iv) the payment of all out-of-pocket expenses incurred by the Investor (and not previously reimbursed by the Companies) in connection with the negotiation, preparation, execution, delivery, performance, implementation or enforcement of the

     Existing Note Agreement and the Existing Related Agreements and this Agreement and the Additional Related Agreements, including but not limited to reasonable travel and related expenses and reasonable fees and expenses of legal counsel, promptly following submission of an itemized list of such expenses; and

          (v) the extinguishment and cancellation by the Investor of that number of Existing Warrants and Additional Warrants it then owns such that as of the closing of the Topping Offer transaction and after such extinguishment and cancellation, the Investor will own warrants of SOV to purchase that number of shares of Common Stock of SOV equal to 18.75% of all the Common Stock of SOV outstanding as of such date after consummation of such Topping Offer transaction on a fully diluted basis.

                 Additionally, the closing of any Topping Offer must occur within 7 days of the Board of Director's notice to the winning bidder. Failure of the winning bidder to close the Topping Offer within such period of time shall result in forfeiture of the Bid Deposit and the Topping Offer shall be deemed rejected and of no further force and effect.

          (b) The consummation of a Topping Offer transaction not satisfying the provisions set forth in this Section 10 shall result in an immediate Event of Default under this Agreement.

          10.    Events Of Defaults; Remedies.
                 ----------------------------

          10.1   Events of Default Defined: Acceleration of Maturity:
                 ----------------------------------------------------
Rescission and Annulment. If any of the following conditions or events (herein
- ------------------------
called "Events of Default) shall occur and be continuing:

                 (a) default shall be made in the due and punctual payment of all or any part of the principal of any Additional Note when and as the same shall become due and payable, whether on a date fixed for required prepayment, redemption or purchase, at stated maturity, by acceleration or declaration, on a date fixed for an optional prepayment by notice thereof or otherwise, and, in the case of any required quarterly repayment pursuant to Section 2.1 of this Agreement, such default shall have continued for a period of one business day; or

                 (b) default shall be made in the due and punctual payment of any interest on any Additional Note when and as such interest shall become due and payable, subject to the deferrals permitted under Section 1.1(b), or in the due and punctual payment of any other fees or amounts due and payable hereunder (other than a default pursuant to Section 10.1(a) hereof) and such default shall have continued for a period of five days; or

                 (c) default shall be made in the performance or observance of any covenant, agreement or condition contained in Section 8.1 through 8.14, inclusive and 8.16 and 8.17; or

                 (d) default shall be made in the performance or observance of any other covenant, agreement or condition contained in this Agreement and such default shall have continued for a period of 30 days (other than the covenants and agreements made in Section 9); or

                 (e) (i) default shall be made in the payment of any part of the principal of, the premium (if any) or the interest on, or any other payment of money due in respect of, Debt of either of the Companies for money borrowed in an aggregate principal amount of at least $50,000 (other than with respect to (A) the Additional Notes or (B) any indebtedness among the Companies and their affiliates if and to the extent all such defaults existing in respect of such intercompany indebtedness are fully waived by each party entitled to relief with respect thereto and no such relief is sought), beyond any period of grace provided with respect thereto, or (ii) default shall be made in the performance or observance of any other agreement, term or condition contained in any document or documents evidencing or securing Debt, or in any agreement or agreements under which Debt was issued or created, in each case, if the effect of any one or more such defaults is to cause the holders of Debt (or a trustee on behalf of such holders) to cause any payment or payments in respect of such Debt aggregating not less than $50,000 (other than with respect to (A) the Additional Notes or (B) any indebtedness among the Companies and their affiliates if and to the extent all such defaults existing in respect of such intercompany indebtedness are fully waived by each party entitled to relief with respect thereto and no such relief is sought) to become due prior to the scheduled due date or dates thereof or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder or holders of any Debt to convert such Debt into equity interests), (x) either of the Companies has become obligated to purchase Debt (other than the Additional Notes) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $50,000 or (y) one or more Persons require either of the Companies so to purchase any such Debt in an aggregate principal amount of at least $50,000; or

                 (f) Either of the Companies or Dycam shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) be generally unable or admit in writing its inability to pay its debt as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law of any jurisdiction, (vi) acquiesce in writing to, or fail to controvert in a timely or appropriate manner, any petition filed against it in an involuntary case under such Bankruptcy Code, (vii) take any action under the laws of any jurisdiction analogous to any of the foregoing, (viii) be adjudicated as insolvent or to be liquidated or (ix) take any corporate action in furtherance of any of the foregoing; or

                 (g) a proceeding or case shall be commenced, without the application or consent of SOV, FYI or Dycam, as the case may be, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstated and in effect, for a period of 60 days; or

                 (h) final judgment for the payment of money shall be rendered by a court of competent jurisdiction against SOV, FYI or Dycam, and SOV, FYI or Dycam, as the case may be, shall not discharge the same or provide for its discharge in accordance with its terms, or agree to terms for discharge satisfactory to the Investor (in its sole discretion), or procure a stay of execution thereof within 60 days from the date of entry thereof and within said period of 60 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment together with all other such judgments not then discharged or then subject to such a stay shall exceed in the aggregate $50,000; or any creditor shall obtain a priority, by attachment or otherwise, on any material asset or assets of either of the Companies; or

                 (i) any representation or warranty made by or on behalf of the Companies or Dycam or by an officer of either of the Companies or Dycam in this Agreement or in any certificate or other instrument delivered hereunder or pursuant hereto or in connection with any provision hereof shall prove to be false or incorrect or breached in any material respect on the date as of which made; or

                 (j) there shall have occurred a material adverse change in the assets, results of operations, business prospects or financial condition of either of the Companies or Dycam; or

                 (k) an Event of Default shall have occurred under the Existing Note Agreement; or

                 (l) the Companies or either of them shall have consummated a Topping Offer transaction other than in accordance with Section 9; or

                 (m) the funds on deposit in the Escrow Account shall not have been released to the Investor on or prior to August 10, 1996;

then (i) upon the occurrence of any such Event of Default described in clause
(f) or (g) of this Section 10.1, the unpaid principal amount of all Additional Notes shall automatically become immediately due and payable, together with the interest accrued or deferred and unpaid thereon (which interest shall be deemed matured), and (ii) upon the occurrence of any other Event of Default and declaration by the holder or holders of more than 50% of the outstanding principal amount of the Additional Notes shall thereupon become immediately due and payable, together with the accrued interest thereon (which interest shall be deemed matured), in each case without presentment, demand, protest, notice of intention to accelerate, notice of acceleration, or other requirements of any kind, all of which are hereby expressly waived by the Companies.

          The provisions of this Section are subject, however, to the condition that if, at any time after any Additional Notes shall have so become due and payable and prior to the entry of any judgment for the payment of any monies due on the Additional Notes or pursuant to this Agreement, the Companies shall pay all arrears of interest on the Additional Notes and all payments on account of the principal of the Additional Notes which shall have become due otherwise than by acceleration (with interest on such principal) and all Events of Default (other than nonpayment of principal of and accrued interest on the Additional Notes due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.11, then, and in every such case, the holder or holders of at least 66-2/3% in unpaid principal amount of the Additional Notes at the time outstanding by written notice to the Companies, may rescind and annul any such acceleration and its consequences, but no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon, and furthermore, no such action shall affect, rescind or annul the declaration by any holder, or the right of any holder to declare, upon the occurrence and continuance of any Event of Default declared in clause (a) or (b) of this Section 10.1, the unpaid principal amount of its own Additional Notes to be due and payable, together with the interest accrued thereon, pursuant to this
Section 10.1.

          10.2 Suits for Enforcement. If any Event of Default shall have occurred and be continuing and irrespective of whether any Additional Notes have become or have been declared immediately due and payable under Section 10.1, the holder of any Additional Note may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any Additional Note or in aid of the exercise of any power granted in this Agreement, or the holder of any Additional Note may proceed to enforce the payment of all sums due upon such Additional Note or under this Agreement or to enforce any other legal or equitable right of the holder of such Additional Note. The Companies jointly and severally covenant that, if they shall default in the making of any payment due under any Additional Note or in the performance or observance of any agreement contained in this Agreement, they will pay to the holder thereof such further amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing such holder's rights, including, without limitation, reasonable fees and expenses of counsel.

          10.3    Remedies Cumulative.  No right, power or remedy herein
                  -------------------
conferred upon the Investor or the holder of any Additional Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under the Additional Notes or now or hereafter existing at law or in equity or by statute or otherwise.

          10.4    Remedies Not Waived.  No course of dealing between the
                  -------------------
Companies and the Investor or the holder of any Additional Note and no delay or failure in exercising any right, power or remedy hereunder or under any Additional Note in respect thereof shall operate as a waiver of or otherwise prejudice any of the Investor's rights, powers or remedies or the rights, powers or remedies of any holder of any Additional Note.

          11.     Miscellaneous.
                  -------------

          11.1    Survival of Warranties.  The warranties, representations and
                  ----------------------
covenants of the Companies or the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor.

          11.2    Successors and Assigns: Restriction on Transfer of Series B
                  -----------------------------------------------------------
Preferred.  The terms and conditions of this Agreement shall inure to the
- ---------
benefit of and be binding upon the respective permitted successors and assigns of the parties (including without limitation any subsequent holder of an Additional Note), except that in the case of a successor to either of the Companies by consolidation or merger or a transfer of its assets, this Agreement shall inure to the benefit of such successor or transferee only if it becomes such in accordance with Section 8.4 of this Agreement, and this Agreement is not otherwise assignable by the Companies. The Series B Preferred shall not be transferred to any Person except a Person holding or acquiring more than 50% of the outstanding principal amount of the Additional Notes or more than 50% of the Additional Warrants (or to an affiliate of such a Person or to management of the Companies pursuant to the Management Participation Agreements); provided that the Series B Preferred may be transferred to an affiliate of the Investor at any time, to limited partners of the Investor, in proportion to and concurrently with the transfer of Additional Notes to such limited partners, and thereafter to an affiliate of such a limited partner (provided in each case that such transfer is permitted under the securities laws); and provided further that transfer to any Person that is not an affiliate of the Investor, a limited partner of the Investor or an affiliate of such a limited partner shall, unless an Event of Default has occurred and is continuing, be acceptable to SOV (confirmation of such acceptability not to be unreasonably withheld). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, Obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          11.3    Governing Law.  This Agreement shall be governed by and
                  -------------
construed under the laws of the State of California irrespective of its choice of law principles.

          11.4    SUBMISSION TO JURISDICTION.  EACH OF THE COMPANIES HEREBY
                  --------------------------
CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY OF THE SECURITIES MAY BE LITIGATED IN SUCH COURTS, AND EACH OF THE COMPANIES WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT
                                             --------------------
OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OR PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS INDICATED ON THE SIGNATURE PAGE HEREOF OR SUCH OTHER ADDRESS AS THE COMPANIES SHALL INDICATE TO THE HOLDERS OF THE SECURITIES IN WRITING AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT AND FIVE BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN MAILED TO THE COMPANIES IN ACCORDANCE HEREWITH. NOTHING CONTAINED IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY HOLDER OF SECURITIES TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY JURISDICTION AGAINST THE COMPANY OR TO ENFORCE A JUDGMENT OBTAINED IN THE COURTS OF ANY OTHER JURISDICTION.

          11.5    Waivers and Authorizations.  SOV and FYI acknowledge that
                  --------------------------
their Obligations under the Additional Notes and this Agreement are joint and several. In connection herewith, SOV and FYI each agree and acknowledge that such joint and several liability is irrevocable:

          (a) The liability of each party (i.e., each of SOV and FYI) hereunder and the Additional Related Agreements are independent of and not in consideration of or contingent upon the liability of the other party or any other Person and a separate action or actions may be brought and prosecuted against each party, whether or not any action is brought or prosecuted against the other party or any other Person or whether the other Person is joined in any such action or actions. The joint and several obligations shall be construed as continuing, absolute and unconditional, without regard to:

                    (i) the legality, validity or enforceability of this Agreement (as to the other party) or any other Additional Related Agreement, any of the obligations thereunder, any collateral or any guaranty;

                    (ii) any defense (other than indefeasible payment), set-off or counterclaim that may at any time be available to the other party or any other Person against, and any right of setoff at any time held by, the Investor or the holder of any Additional Notes; or

                    (iii) any other circumstance whatsoever (with or without notice to or knowledge of the party or any other Person), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of the other party or any other Person, in bankruptcy or in any other instance.

          (b) Each party (i.e., each of SOV and FYI) authorizes the holders of the Additional Notes, without notice to or further assent by such party, and without affecting such party's liability hereunder (regardless of whether any subrogation or similar right that such party may have or any other right or remedy of such party is extinguished or impaired), from time to time to

                    (i) permit the other party to increase or create obligations, or terminate, release, compromise, subordinate, extend, accelerate or otherwise change the amount or time, manner or place of payment of, or rescind any demand for payment or acceleration of, the obligations or any part thereof, or otherwise amend the terms and conditions of this Agreement, the Additional Notes, any other Additional Related Agreement or any provision thereof (as may be permitted under the provisions on amendments and waivers therein);

                    (ii) take and hold collateral from the other party or any other Person, perfect or refrain from perfecting a lien on such collateral, and exchange, enforce, subordinate, release (whether intentionally or unintentionally), or take or fail to take any other action in respect of, any such collateral or lien or any part thereof;

                    (iii) exercise in such manner and order as it elects in its sole discretion, fail to exercise, waive, suspend, terminate or suffer expiration of, any of the remedies or rights of the holders of the Additional Notes against the other party or any other Person in respect of any obligations or any collateral;

                    (iv) release, add or settle with the other party or any other Person in respect of this Agreement, the Additional Notes, any Additional Related Agreement or the obligations thereunder;

                    (v) accept partial payments on the obligations and apply any and all payments or recoveries from any Person or collateral to such of the obligations as the holders of the Additional Notes may elect in their sole discretion, whether or not such obligations are secured, joint or guaranteed;

                    (vi) refund at any time, at the holders of the Additional Notes sole discretion, any payments or recoveries received by the holders in respect of any obligations or collateral; and

                    (vii) otherwise deal with the other party, any other Person and any collateral as the holders of the Additional Notes may elect in their sole discretion.

          (c)     Each party (i.e., each of SOV and FYI) waives:

                    (i) the right to require the holders of the Additional Notes to proceed against the other party or any other Person, to proceed against or exhaust any collateral or to pursue any other remedy in the holders' power whatsoever and the right to have the property of the other party or any other person first applied to the discharge of the obligations;

                    (ii) all rights and benefits under applicable law purporting to reduce a surety's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

                    (iii) any requirement of marshalling or any other principle of election of remedies and all rights and defenses arising out of an election of remedies by the holders of the Additional Notes, even though that election of remedies, such as nonjudicial foreclosure with respect to the security for a guaranteed obligation, has destroyed the party's right of subrogation and reimbursement against the other party by the operation of Section 580d of the California Code of Civil Procedure or otherwise;

                    (iv) any right to assert against the holders of the Additional Notes any defense (legal or equitable), set-off, counterclaim and other right that the party may now or any time hereafter have against the other party or any other Persons;

                    (v) presentment and demand for payment or performance (including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance, and all other notices of any kind;

                    (vi) all defenses that at any time may be available to the party by virtue of any valuation, stay, moratorium or other law now or hereafter in effect;

                    (vii) any rights, defenses and other benefits the party may have by reason of any failure of the holders of the Additional Notes to hold a commercially reasonable public or private foreclosure sale or otherwise to comply with applicable law in connection with a disposition of collateral; and

                    (viii) without limiting the generality of the foregoing or any other provision hereof, all rights and benefits under California Civil Code Sections 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899,
          and 3433.

          (d) Each party (i.e., each of SOV and FYI) waives any and all rights of subrogation, indemnity, contribution or reimbursement, and any and all benefits of and right to enforce any power, right or remedy that the holders of the Additional Notes may now or hereafter have in respect of the obligations against the other party or any other Person, any and all benefits of and rights to participate in any collateral, whether real or personal property, now or hereafter held by the holders, and any and all other rights and claims (as defined in the U.S. Bankruptcy Code) the party may have against the other party or any other Person, under applicable law or otherwise, at law or in equity, by reason of any payment hereunder, unless and until all obligations hereunder and under the Additional Related Agreements shall have been paid in full.

          (e) The liability of each party (i.e., each of SOV and FYI) shall not be discharged or otherwise affected by any bankruptcy, reorganization or similar proceeding commenced by or against the other party, including
     (i) any discharge of, or bar or stay against collecting, all or any part of the obligations in or as a result of any such proceeding, whether or not assented to by the holders of the Additional Notes and (ii) any disallowance of all or any portion of the holders' rights of repayment of the obligations. The liability of each party shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by the holders of the Additional Notes in connection with any bankruptcy, reorganization or similar proceeding involving the other party, any other Person or otherwise, if the proceeds of any collateral are required to be returned by the holders of the Additional Notes under any such circumstances, or if the holders elects to return any such payment or proceeds or any part thereof in their sole discretion, all as though such payment had not been made or such proceeds not been received.


          (f) Each party (i.e., each of SOV and FYI) hereby absolutely subordinates, both in right of payment and in time of payment, any and all present or future obligations and liabilities of the other party (other than with respect to a reasonably contemporaneous exchange of value in the ordinary course of business) to the holders of the Additional Notes, to the prior payment in full in cash of the Obligations, whether or not such subordinated debt constitutes or arises out of any subrogation, reimbursement, contribution, indemnity or similar right attributable to this joint and several liability.

          11.6    Counterparts.  This Agreement nay be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.7    Titles and Subtitles.  The titles and subtitles used in this
                  --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          11.8    Notices.  Unless otherwise provided, any notice required or
                  -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or, if sent by telecopier, upon receipt of the correct confirmation, or upon deposit with the United States Post Office, by registered or certified mail, or upon deposit with an overnight air courier, in each case postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days' advance written notice to the other parties.

          11.9    Finders' Fee. Each party represents that it neither is nor
                  ------------
will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and hold harmless the Companies from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible. The Companies agree to indemnify and hold harmless the Investor from any liability or any, commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Companies or any of its officers, employees or representatives is responsible.

          11.10   Expenses and Indemnity.  FYI and SOV jointly and severally
                  ----------------------
agree (a) to pay to the Investor, promptly following presentation of invoices therefor, all reasonable fees and expenses, including fees and expenses of counsel, incurred by or on behalf of the Investor in connection with this Agreement and the Additional Related Agreements, whether before or after the date of this Agreement and (b) to indemnify the Investor, any holder of any Additional Notes, any holder of Series B Preferred and their respective employees, attorneys and agents and hold them harmless for any claims, liabilities, damages or expenses (including legal fees incurred in connection with investigation or defense), which arise out of or relate to this Agreement, the Additional Notes, the Series B Preferred, the Series B Certificate of Designation, the other Additional Related Agreements, any prior term sheet, letter of intent or interim agreement or any transaction contemplated hereby or thereby, except only those claims, liabilities, damages or expenses which have been finally determined by a court of competent jurisdiction to be the direct result of the willful misconduct or gross negligence of the person otherwise to be indemnified hereunder.

          11.11   Amendments and Waivers.  Any term of this Agreement may be
                  ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Companies and the holders of more than 50% of the outstanding principal amount of the Additional Notes, except that no such amendment or waiver shall change the rate, extend the time of payment or change the method of computation of interest on any of the Additional Notes, or change the time or amount of any prepayment or payment of principal or otherwise modify any of the provisions of this Agreement or the Additional Notes with respect to the payment or prepayment or purchase thereof, or release or terminate any of the guaranties, security agreements or pledge agreements included in the Additional Related Agreements, or change the percentage of holders of Additional Notes required to approve any such amendment or effectuate any such waiver, without the consent of the holders of all the Additional Notes then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the holder of any Additional Notes at the time outstanding (including securities into which such securities are convertible), the future holder of all such securities and the Companies.

          11.12   Severability.  If one or more provisions of this Agreement are
                  ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          11.13   Termination.  This Agreement shall remain in full force and
                  -----------
effect until all of the principal and interest on the Additional Notes, and other expenses and amounts payable hereunder, is indefeasibly paid in full; provided, however, that Sections 2.4, 8.12, 11.1 (as applied to Sections 3.2(a), 3.4, 3.5, 3.6, 3.9, 3.11, 3.12, 3.13, 3.14, 3.21, 3.23 and 3.26), 11.2, 11.4,
11.5, 11.8, 11.10 and 11.11) shall in any event remain in full force and effect so long as any Series B Preferred or Additional Warrants remain outstanding.

          11.14   WAIVER OF JURY TRIAL.  EACH OF THE COMPANIES AND THE INVESTOR
                  --------------------
HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.15   EFFECTIVENESS.  NOTWITHSTANDING ANYTHING TO THE CONTRARY
                  -------------
CONTAINED IN THIS AGREEMENT, NO PROVISION OF THIS AGREEMENT (OTHER THAN SECTIONS 9 AND 11.10, WHICH SECTIONS SHALL BECOME EFFECTIVE ON THE DATE HEREOF) SHALL BECOME EFFECTIVE, AND THE PARTIES SHALL HAVE NO OBLIGATIONS UNDER THIS AGREEMENT (OTHER THAN THOSE OBLIGATIONS ARISING UNDER SECTIONS 9 AND 11.10), UNTIL THE CLOSING DATE; PROVIDED THAT IN NO EVENT SHALL THIS AGREEMENT (OTHER THAN SECTIONS 9 AND 11.10) BECOME EFFECTIVE UNLESS THE CLOSING DATE OCCURS ON OR PRIOR TO MAY 21, 1996.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                          STYLES ON VIDEO, INC.


                                          By: ________________________
                                                Name:
                                                Title:


                                          667 Rancho Conejo Blvd.
                                          Newbury Park, CA  91320


                                          FOREVER YOURS, INC.


                                          By: _________________________
                                                Name:
                                                Title:


                                          667 Rancho Conejo Blvd.
                                          Newbury Park, CA  91320


                                          INTERNATIONAL DIGITAL
                                          INVESTORS, L.P.


                                          By IDI Corp., a Delaware corporation,
                                          its general partner


                                          By: ________________________
                                                Name:
                                                Title:

                                          40304 Fisher Island Drive
                                          Fisher Island, FL  33109

     SCHEDULES TO NOTE AND PREFERRED STOCK PURCHASE AGREEMENT



        3.2(d)             Options
        3.7A               Litigation
        3.7B               Litigation
        3.8                Title to Properties
        3.9                Existing Defaults
        3.10A              Material Agreements
        3.10B              Distributions, Indebtedness, Loans, etc.
        3.15               Liens on Properties
        3.16               Employee Benefit Plans
        3.17               Taxes
        3.19               Corporate Actions
        3.20               Labor Disputes and Actions
        3.22               Changes
        6.16               AMEX Status
        6.17               Liens on Escrow Account
        8.3                Existing Debt

                                  SCHEDULE 1.1
                                  ------------

                               DRAWDOWN SCHEDULE

                                                                   Minimum Aggregate
                                                                   Number of Approved                  Minimum Combined
                             Principal Amount                        Births Subject                      Net Revenues
Purchase Date              of Additional Notes*                      to Contracts                         of Companies
- -------------              --------------------                      ------------                       ----------------
Closing Date                    $270,000**                               N/A                                 N/A
May 15, 1996 or the              250,000                              117,000                             $150,000
  the Closing Date,
  whichever is later.
June 15, 1996                    250,000                              136,000                              180,000
July 15, 1996 or the
  date on which all of
  the funds on deposit
  in the Escrow Agreement
  are released to the Investor,
  whichever is later.            100,000                              157,000                              220,000
August 15, 1996                  150,000                              183,000                              270,000
Sept. 15, 1996                   180,000                              210,000                              320,000








__________________________
* Subject to the limitations set forth in the Agreement, including but not limited to, the last three paragraphs of Section 1.1(a).
**   To be used to repay the Temporary Loans.

                                     1.1-1

                                SCHEDULE 3.2(D)
                                ---------------

                                    OPTIONS

                                   3.2(d)-1

                                  SCHEDULE 3.7
                                  ------------

                                   LITIGATION
                                       A
                                       B

                                     3.7-1

                                  SCHEDULE 3.8
                                  ------------

                              TITLE TO PROPERTIES

                                     3.8-1

                                  SCHEDULE 3.9
                                  ------------

                               EXISTING DEFAULTS

                                     3.9-1

                                 SCHEDULE 3.10
                                 -------------

                                       A
                                       -

                              MATERIAL AGREEMENTS



                                       B
                                       -

                    DISTRIBUTIONS, INDEBTEDNESS, LOANS, ETC.

                                    3.10-1

                                 SCHEDULE 3.15
                                 -------------

                              LIENS ON PROPERTIES

                                    3.15-1

                                 SCHEDULE 3.16
                                 -------------

                             EMPLOYEE BENEFIT PLANS

                                    3.16-1

                                 SCHEDULE 3.17
                                 -------------

                                     TAXES

                                    3.17-1

                                 SCHEDULE 3.19
                                 -------------

                               CORPORATE ACTIONS

                                    3.19-1

                                 SCHEDULE 3.20
                                 -------------

                          LABOR AGREEMENTS AND ACTIONS

                                    3.20-1

                                 SCHEDULE 3.22
                                 -------------

                                    CHANGES

                                    3.22-1

                                 SCHEDULE 6.16
                                 -------------

                                  AMEX STATUS

                                    6.16-1

                                 SCHEDULE 6.17
                                 -------------

                            LIENS ON ESCROW ACCOUNT

                                    6.17-1

                                  SCHEDULE 8.3
                                  ------------

                                 EXISTING DEBT

                                     8.3-1

            EXHIBITS TO NOTE AND PREFERRED STOCK PURCHASE AGREEMENT


     EXHIBIT                 DOCUMENT
     -------                 --------

         A                     Definitions
         B                     Form of Additional Note
         C                     Form of Warrant Certificate
         D                     Form of Certificate of Designation
         E                     Form of Notice of Sale Pursuant to Put
         F                     Form of Opinion of Christensen, White, Miller,
                                 Fink, Jacobs, Glaser and Shapiro, L.P.
         G                     Form of Amended and Restated Registration Rights
                                 Agreement
         H                     Form of FYI Security Agreement
         I                     Form of SOV Security Agreement
         J                     Form of FYI Guaranty
         K                     Form of SOV Guaranty
         L                     Form of SOV Pledge Agreement
         M                     Form of Arnold Warrant
         N                     Form of Dycam Override Deferral Agreement
         O                     Form of Amended and Restated Arnold Employment
                                 Agreement
         P                     Form of Brymarc Management Consulting Agreement
         Q                     Form of Shutler Consulting Agreement
         R                     Form of Amended and Restated Series A Warrant
                                 Certificate

                                   EXHIBIT A
                                   ---------

     "ACCOUNTING CLAIMS" shall mean any pending or future claims of SOV against its former auditors and such auditors' insurance carriers relating (i) to the preparation, review and audit of SOV's annual and periodic financial statements and SEC reports for each of the fiscal years 1993 and 1994 or (ii) the duties of such auditors to disclose adverse financial information or financial reporting problems to the SOV management or board of directors.

     "ADDITIONAL FYI GUARANTY" shall have the meaning specified in Section 6.9.

     "ADDITIONAL FYI SECURITY AGREEMENT" shall have the meaning specified In
Section 6.9.

     "ADDITIONAL NOTES" shall mean the 10% Senior Notes due June 30, 1998 of the Companies issued from time to time under the Agreement, in the form attached as Exhibit B thereto (together with any note or notes issued in exchange, substitution or replacement therefor).

     "ADDITIONAL RELATED AGREEMENTS" shall mean the Additional Notes, the Additional Warrants, the Amended and Restated Registration Rights Agreement, the Additional SOV Security Agreement, the Additional FYI Security Agreement, the Additional SOV Pledge Agreement, the Additional FYI Guaranty, the Additional SOV Guaranty, the acknowledgements and notices set forth in Section 6.9 and all other agreements and instruments executed and delivered in connection therewith and in connection with the transactions contemplated in this Agreement.

     "ADDITIONAL SOV GUARANTY" shall have the meaning specified in Section 6.9.

     "ADDITIONAL SOV PLEDGE AGREEMENT" shall have the meaning specified in
Section 6.9.

     "ADDITIONAL SOV SECURITY AGREEMENT" shall have the meaning specified in
Section 6.9.

     "ADDITIONAL WARRANT CERTIFICATE" shall have the meaning specified in
Section 1.1(c).

     "ADDITIONAL WARRANTS" shall have the meaning specified in Section 1.1(c).

     "AFFILIATE" of any specified Person shall mean any other Person (a) directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (b) which beneficially owns or holds, directly or indirectly, 5% or more of any class of voting or equity interests of such Person or (c) 5% or more of any class of voting or equity interests of which are beneficially owned or held by such Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing, and, furthermore, for the purposes of this definition, the Investor (and the limited partners of the Investor) shall not be deemed to be an Affiliate of the Companies.

     "AFFILIATE TRANSACTION" shall have the meaning specified in Section 8.9.

     "AGREEMENT" shall have the meaning specified in the preamble.

     "AMENDED AND RESTATED ARNOLD EMPLOYMENT AGREEMENT" shall have the meaning specified in Section 6.14.

     "AMENDED AND RESTATED NOTE PURCHASE AGREEMENT" shall have the meaning given thereto in Section 6.22.

     "AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT" shall have the meaning specified in Section 6.8.

     "AMENDED AND RESTATED SERIES A WARRANT CERTIFICATE" shall have the meaning given thereto in Section 6.23.

     "AMEX" shall mean the American Stock Exchange, Inc.

     "APPROVED BIRTHS" shall mean the number of births occurring in the previous calendar year in a particular hospital as set forth in the American Hospital Association Guide.

     "ARNOLD" shall have the meaning specified in Section 6.10.

     "ARNOLD REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement to be entered into by and between SOV and Arnold in form and substance satisfactory to the Investor (in its sole discretion), granting certain piggyback registration rights to Arnold.

     "ARNOLD WARRANT" shall have the meaning set forth in Section 6.10.

     "ATTORNEYS' FEES" shall mean the amount of the Gross Cash Proceeds of the Accounting Claims required to be paid to SOV's attorneys up to a maximum of $250,000 (under the existing agreement disclosed to the Investor and any other agreement approved by the holder or holders of more than 50% of the outstanding principal amount of the Existing Notes and Additional Notes).

     "BENEFIT ARRANGEMENT" shall have the meaning specified in Section 3.16(a).

     "BINDERS" shall mean the four binders of due diligence materials provided by the Companies to the Investor in September 1995, and as supplemented by the public filings of

SOV with the Securities Exchange Commission and disclosed in writing to the Investor, including, without limitation, the 10-K filed on March 29, 1996 for SOV for the fiscal year ended December 31, 1994, and the 10-K filed for Dycam for the 1995 fiscal year.

     "BRYMARC CONSULTING AGREEMENT" shall have the meaning given thereto in
Section 6.14.

     "BUSINESS PLAN" shall mean projections for fiscal years 1996 and 1997 for the Companies as of April 19, 1996 as previously provided to the Investor.

     "CLOSING" shall have the meaning specified in Section 1.2.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMBINED OPERATING CASH FLOW" shall mean for any period, the sum of (i) the Operating Cash Flow of SOV and (ii) the Operating Cash Flow of FYI.

     "COMMON STOCK" shall have the meaning specified in the recitals.

     "COMPANIES" shall have the meaning specified in the preamble.

     "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, (i) the aggregate capital expenditures (whether paid in cash or accrued as liabilities) of SOV and its consolidated subsidiaries (other than Dycam) for such period, as the same are required to be set forth, in accordance with GAAP, in the consolidated statement of cash flows of SOV and its consolidated subsidiaries (other than Dycam) for such period plus, without duplication (ii) capitalized
                                   ----
lease obligations of SOV and its consolidated Subsidiaries (other than Dycam) incurred during such period.

     "CONSOLIDATED NET WORTH" shall mean, as at any date, the consolidated stockholders' equity of FYI.

     "CONTRACTS" shall mean contracts entered into by FYI with hospitals, which contracts (i) provide for a term of at least one year, (ii) contain terms substantially similar to the terms of contracts previously entered into by FYI with hospitals, and (iii) permit FYI to commence providing service thereunder within six months from the date of purchase of Additional Notes on the relevant Purchase Date under Section 1.1(a).

     "DEBT" of a Person shall mean, without duplication, such Person's (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments (as such term is defined in Article 9 of the Uniform Commercial Code as from time to time in effect in the State of California), (iii) obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or production from property now or hereafter acquired by any such Person, (iv) obligations to pay the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course of business and not overdue), (v) obligations as lessee under capitalized lease obligations, (vi) guaranties and other contingent obligations and (vii) equity securities of subsidiaries owned by Persons other than either of the Companies and its wholly-owned subsidiaries which have preferred rights to distributions.

     "DEFAULT" shall mean any default or other event which, with notice or the lapse of time or both, would constitute an Event of Default.

     "DISTRIBUTION" shall mean (i) distributions or dividends on or in respect of the capital stock of the Companies or any of their Subsidiaries (except distributions solely in such interests or stock of SOV and except to the extent made to the Companies or any wholly-owned Subsidiary) and (ii) the repurchase, purchase, redemption or acquisition of capital stock of the Companies or any of their Subsidiaries (other than the exchange of FYI common stock for Common Stock or the surrender of FYI common stock or Common Stock, in each case pursuant to the Arnold Warrant), or of warrants, rights or other options to purchase such interests or stock (other than as otherwise provided pursuant to any stock incentive plan adopted by the Companies after the Closing).

     "DYCAM" shall have the meaning specified in Section 3.1.

     "DYCAM NOTE" shall have the meaning specified in Section 6.13.

     "DYCAM OVERRIDE DEFERRAL AGREEMENT" shall have the meaning given thereto in
Section 6.13.

     "EBITDA" shall mean net profit before tax, plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense.

     "EMPLOYEE BENEFIT PLANS" shall have the meaning specified in Section
3.16(a).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESCROW ACCOUNT" shall have the meaning given thereto in Section 6.17.

     "ESCROW AGREEMENT" shall have the meaning given thereto in Section 6.17.

     "EVENTS OF DEFAULT" shall have the meaning specified in Section 10.1.

     "EXISTING ARNOLD EMPLOYMENT AGREEMENT" shall mean the Employment Agreement dated April 15, 1995 between Arnold and FYI.

     "EXISTING COLLATERAL DOCUMENTS" shall have the meaning given thereto in the Recitals.

     "EXISTING GUARANTIES" shall have the meaning given thereto in the Recitals.

     "EXISTING NOTES" shall have the meaning given thereto in the Recitals.

     "EXISTING PLEDGE AGREEMENT" shall mean the Pledge Agreement dated as of November 20, 1995 between SOV and the Investor.

     "EXISTING REGISTRATION RIGHTS AGREEMENT" shall have the meaning given thereto in the Recitals.

     "EXISTING SECURED DEBT" shall mean Debt secured by Liens existing on the date of the Agreement and any extension, renewal or refinancing thereof provided that the principal amount is not increased and such Liens shall not be extended to or cover any property of the Companies or any Subsidiary other than those properties subject thereto (including after-acquired property) on the date hereof.

     "EXISTING WARRANT" shall have the meaning given thereto in the Recitals.

     "EXISTING WARRANT CERTIFICATE" shall have the meaning given thereto in the Recitals.

     "EXTENSION AGREEMENT" shall have the meaning specified in Section 6.13.

     "FEDERAL BANKRUPTCY CODE" shall mean the United States Bankruptcy Code, Title 11, United States Code, as amended from time to time.

     "FINANCIAL STATEMENTS" shall have the meaning specified in Section 3.21.

     "FYI" shall have the meaning specified in the preamble.

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

     "GROSS CASH PROCEEDS" shall mean the proceeds from the settlement of any of the Accounting Claims (or any trial, mediation, arbitration or other adjudication thereof).

     "INDEPENDENT COMMITTEE WARRANTS" shall mean the warrants to purchase 80,000 shares of Common Stock of SOV at a per share exercise price of not less than $.25 to be issued by SOV to the Chairman of the Independent Committee of SOV's Board of Directors appointed April 18, 1996.

     "INVESTMENT" shall mean any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

     "INVESTOR" shall have the meaning specified in the preamble.

     "LIEN" shall mean, as to any Person, any mortgage, lien, pledge, adverse right, charge, security interest or other encumbrance in favor of any vendor, lessor, lender or other secured party in or on, or any interest or title of any such vendor, lessor, lender or other secured party under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset of any nature whatsoever of such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any such financing statement.

     "MANAGEMENT PARTICIPATION AGREEMENTS" shall mean the agreements referred to in Section 1.1(d) which may be entered into between the Investor and certain numbers of the Companies' management pursuant to which such individuals will purchase a portion of the Additional Notes and receive a portion of the Additional Warrants.

     "MARGIN REGULATIONS" shall have the meaning specified in Section 3.26.

     "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Sections 3(37) and 4001(a)(3) of ERISA.

     "NET CASH PROCEEDS" shall mean the Gross Cash Proceeds of the Accounting Claims less the Attorneys' Fees.

     "NET REVENUES" shall mean Revenues for SOV, and Revenues minus sales returns and refunds (computed in accordance with GAAP) for FYI.

     "1993 CLAIM YEAR" shall mean any Accounting Claim of SOV against its former auditors and such auditors' insurance carriers attributable to the July l, 1994
- - July l, 1995 claim year (or otherwise described in clause (i) of the definition of Accounting claim), including without limitation any claims against CPA Mutual on whatever theories or based on whatever events or conduct.

     "1994 CLAIM YEAR" shall mean any Accounting Claim of SOV against its former auditors and such auditors' insurance carriers attributable to the July l, 1995
- - July 1, 1996 claim year (or otherwise described in clause (ii) of the definition of Accounting Claim), including without limitation any claims against CAMICO on whatever theories or based on whatever events or conduct.

     "NOTICE OF SALE" shall have the meaning specified in Section 2.4(b).

     "OPERATING CASH FLOW" shall mean, with respect to either SOV or FYI, the cash flow from operations of SOV or FYI, as the context requires; provided that Operating Cash Flow shall not include the Gross Cash Proceeds of the Accounting Claims, tax refunds or amounts received by the Companies in respect of the issuance by the Companies of their respective securities.

     "PERMITTED LIENS" shall mean (i) Liens for taxes, assessments or charges of any governmental body for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than any Lien imposed under ERISA) imposed by law and created in the ordinary course of business and Liens on deposits made to obtain the release of such Liens if (x) the underlying obligations are not overdue for a period of more than 60 days or (y) such Liens are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP; (iii) Liens (other than any Lien imposed under ERISA) incurred on deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than the repayment of Debt), statutory obligations and other similar obligations or arising as a result of progress payments under contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of either of the Companies or their Subsidiaries and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to either of the Companies or their Subsidiaries; (v) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any governmental body having jurisdiction;
(vi) any attachment or judgment Lien unless it constitutes an Event of Default; and (vii) other Liens incidental to the conduct of the business or the ownership of the property of either of the Companies or their subsidiaries which were not incurred in connection with borrowed money and which do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business and which, in any event, do not secure obligations aggregating in excess of $25,000.

     "PERSON" shall include an individual, a corporation, an association, a partnership, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity.

     "PREFERRED STOCK" shall have the meaning given thereto in Section
3.2(a)(i).

     "PREPAYMENT AMOUNT" shall have the meaning given thereto in Section 2.3(d).

     "PROPRIETARY RIGHTS" shall mean any and all patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary information and other proprietary rights and processes.

     "PURCHASE DATE" shall mean each date on which the Investor has agreed, subject to the conditions precedent set forth in the Agreement, to purchase Additional Notes, as set forth in Section 1.1 of the Agreement.

     "PUT EVENT" shall have the meaning specified in Section 2.4(d).

     "REVENUES" shall mean gross revenues computed in accordance with GAAP.

     "RIGHT TO PUT" shall have the meaning specified in Sections 2.4(a) and
Section 2.4(b).

     "SEC" shall have the meaning specified in Section 4.4.

     "SECURITIES" shall have the meaning specified in Section 1.1(c).

     "SECURITIES ACT" shall have the meaning specified in Section 4.4.

     "SERIES A CERTIFICATE OF DESIGNATION" shall have the meaning given thereto in the Recitals.

     "SERIES A PREFERRED" shall have the meaning specified in the Recitals.

     "SERIES B CERTIFICATE OF DESIGNATION" shall have the meaning specified in
Section 1.1(b).

     "SERIES B PREFERRED" shall have the meaning given thereto in Section
1.1(b).

     "SETTLEMENT AGREEMENT" shall have the meaning given thereto in Section
6.17.

     "SETTLEMENT WARRANTS" shall mean the warrants to purchase 1,750,000 shares of SOV's Common Stock that SOV intends to issue pursuant to binding terms of settlement of pending shareholder litigation.

     "SHUTLER CONSULTING AGREEMENT" shall have the meaning given thereto in
Section 6.14.

     "SHUTLER WARRANTS" shall mean the warrants to purchase 250,000 shares of Common Stock of SOV at a per share exercise price of not less than $.25 to Eugene Shutler under the Shutler Consulting Agreement.

     "SOV" shall have the meaning specified in the preamble.

     "STYLES" shall have the meaning specified in Section 3.3(a).

     "SUBSIDIARY" shall mean any corporation or limited liability company of which the Companies own or control, directly or indirectly, more than 50% of the voting stock or any partnership, joint venture or other entity in which the Companies own or control, directly or indirectly, more than a 50% equity interest.

     "TEMPORARY LOANS" shall mean the loans made by Pacific Capital Group, Inc. on behalf of the Investor to the Companies of $50,000, $75,000 and $145,000 on April 4, 1996, April 18, 1996 and April 30, 1996, respectively.

     "TOPPING OFFER" shall have the meaning given thereto in Section 9.

     "TOPPING OFFER PERIOD TERMINATION DATE" shall have the meaning given thereto in Section 9.

     "TOTAL ADDITIONAL INVESTMENT AMOUNT" shall mean the lesser of (i) $1,200,000 or (ii) the sum of any Prepayment Amount plus $400,000, as such Total Additional Investment Amount may be reduced from time to time pursuant to
Section 1.1.